UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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California Amplifier, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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____________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held July 30, 2004
____________________

To the Stockholders of CALIFORNIA AMPLIFIER, INC.:

The Annual Meeting of Stockholders of California Amplifier, Inc. will be held at the Ventura Beach Marriott, 2055 Harbor Blvd., Ventura, California 93001, on Friday, July 30, 2004 at 10:00 a.m. local time, for the purpose of considering and acting upon the following proposals:

(1)	To elect seven directors to hold office until the next Annual Meeting of Stockholders;

(2)	To approve an amendment to California Amplifier's certificate of incorporation to increase the authorized common stock of California Amplifier from 30,000,000 to 40,000,000 shares;

(3)	To approve an amendment to California Amplifier's certificate of incorporation to change the Company's name to CalAmp Corp.;

(4)	To approve the California Amplifier 2004 Stock Incentive Plan; and

(5)	To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

The Board of Directors has fixed the close of business on June 10, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. A list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholder for any purposes related to the Annual Meeting, during normal business hours, from July 19, 2004 until July 29, 2004 at the Company’s executive offices located at 1401 North Rice Avenue, Oxnard, California 93030.

By Order of the Board of Directors,

Richard K. Vitelle
Corporate Secretary

Ventura County, California
June 22, 2004

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY TO MAKE SURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. STOCKHOLDERS MAY VOTE IN PERSON IF THEY ATTEND THE MEETING EVEN THOUGH THEY HAVE EXECUTED AND RETURNED A PROXY.

Corporate Headquarters: 1401 North Rice Avenue Oxnard, CA 93030	Place of Meeting: Ventura Beach Marriott 2055 Harbor Blvd. Ventura, CA 93001

Telephone: (805) 987-9000
_________________

PROXY STATEMENT
_________________

ANNUAL MEETING OF STOCKHOLDERS

July 30, 2004

Approximate date of mailing: June 22, 2004

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of California Amplifier, Inc. (the “Company” or “California Amplifier”) of proxies for use at the Annual Meeting of Stockholders of California Amplifier (the “Annual Meeting”) to be held on Friday, July 30, 2004 at 10:00 a.m. local time or at any adjournment or postponement thereof.

VOTING RIGHTS

Stockholders of record of California Amplifier as of the close of business on the record date established for the Annual Meeting, June 10, 2004, have the right to receive notice of and to vote at the Annual Meeting. On June 10, 2004, California Amplifier had issued and outstanding 23,072,024 shares of Common Stock, par value $0.01 per share (“Common Stock”), the only class of voting securities outstanding.

Each stockholder of record as of the record date will be entitled to one vote for each share of Common Stock held as of the record date. The presence at the Annual Meeting in person or by proxy of a majority of the shares of Common Stock outstanding as of the record date will constitute a quorum for transacting business. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. With regard to election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on proposals other than the election of directors, and will be counted as present for purposes of the item on which the abstention is noted, and therefore counted in the tabulation of the votes cast on a proposal with the effect of a negative vote. In tabulating the voting result for any particular proposal, shares which constitute broker non-votes are not counted for purposes of determining the votes cast on the proposal and therefore will have no effect on the outcome of such matters requiring the affirmative vote of a majority of the votes cast; however, with respect to the proposals to amend the Certificate of Incorporation which require for approval the affirmative vote of a majority of the Company’s outstanding shares of Common Stock, broker non-votes will have the effect of a negative vote.

Persons Making the Solicitation

The Proxy is solicited on behalf of the Board of Directors of the Company. The only solicitation materials to be sent to stockholders will be this Proxy Statement and the accompanying Proxy. California Amplifier has retained Georgeson Shareholder Communications to assist with the solicitation of proxies for a fee estimated to be $12,500, plus reimbursement for out-of-pocket expenses. All expenses of California Amplifier’s solicitation of proxies for the California Amplifier special meeting will be borne by California Amplifier. In addition to solicitation by use of the mails, proxies may be solicited from California Amplifier stockholders by the directors, officers and employees of California Amplifier in person or by telephone, facsimile, electronic mail or other means of communication. These directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. Copies of the solicitation material will be furnished to brokerage firms, fiduciaries and other custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. The Company will pay all reasonable expenses by such holders for mailing the solicitation material to the stockholders for whom they hold shares. All solicitation expenses are being paid by the Company.

Terms of the Proxy

The enclosed Proxy indicates the matters to be acted upon at the Annual Meeting and provides a box to be marked to indicate the manner in which the stockholder’s shares are to be voted with respect to such matters. By appropriately marking the boxes, a stockholder may specify, with respect to the election of directors, whether the Proxy holder shall vote for or be without authority to vote on any or all candidates. The Proxy also confers upon the holders thereof discretionary voting authority with respect to such other business as may properly come before the Annual Meeting.

Where a stockholder has appropriately directed how the Proxy is to be voted, the shares will be voted in accordance with the stockholder’s direction. In the absence of instructions, shares represented by valid Proxies will be voted in favor of the nominees for director and in favor of all proposals set forth in the Notice of Meeting and this Proxy Statement. If any other matters are properly presented at the Annual Meeting, the persons named in the Proxy will vote or refrain from voting in accordance with their best judgment. A Proxy may be revoked at any time prior to its exercise by giving written notice of the revocation thereof to the Corporate Secretary of the Company or by filing a duly executed Proxy bearing a later date. Stockholders may also vote in person if they attend the Annual Meeting even though they have executed and returned a Proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of June 10, 2004 by (i) each person or entity who is known by the Company to own beneficially more than 5% of the Company’s Common Stock, (ii) each director and nominee for director, (iii) each executive officer appearing in the Summary Compensation Table appearing elsewhere in this Proxy Statement and (iv) all directors and executive officers as a group. The Company knows of no agreements among its stockholders that relate to voting or investment power over its Common Stock.

Name and Address of Beneficial Owner (1):	Shares Beneficially Owned (2):		Percent (3):

Fred Sturm, Chief Executive Officer,	267,500		1.1%
President and Director

Robert Hannah, Vice President of Research	177,500		*
and Development, Products Division (4)

Patrick Hutchins, President, Products Division (5)	83,000		*

Kris Kelkar, Senior Vice President,	162,500		*
Wireless Access Products (6)

Tracy Trent, President, Solutions Division (7)	102,434		*

Richard Vitelle, Vice President, Finance and	67,250		*
Chief Financial Officer

Ira Coron, Chairman of the Board	126,600		*
of Directors

Richard Gold, Director	32,000		*

Arthur Hausman, Director	77,210		*

A.J. "Bert" Moyer, Director	—		*

James Ousley, Director	148,740		*

Frank Perna, Jr., Director	40,000		*

Thomas Ringer, Director	67,000		*

All directors and executive officers as a group (13 persons)	1,351,734		5.6%

Funds managed by	1,669,064	(8)	7.2%
Mobius Venture Capital
3000 El Camino Real Ste. 500
Palo Alto, California 94306

Funds managed by	1,664,939	(9)	7.2%
Charterhouse Group International, Inc.
535 Madison Ave., 28th Floor
New York, New York 10022

Funds managed by	1,240,291	(10)	5.4%
Frontenac
135 LaSalle Street, Suite 3800
Chicago, Illinois 60603

*	Less than 1.0% ownership

(1)	The address of each named officer and director is 1401 North Rice Avenue, Oxnard, California 93030.

(2)	Includes shares purchasable upon exercise of exercisable stock options as of June 10, 2004 or within 60 days thereafter, in the following amounts:

Fred Sturm	247,500
Robert Hannah	166,250
Patrick Hutchins	76,250
Kris Kelkar	160,400
Richard Vitelle	56,250
Ira Coron	40,000
Richard Gold	32,000
Arthur Hausman	72,000
Frank Perna, Jr	40,000
Thomas Ringer	64,000
All officers and directors as a group	954,650

(3)

For the purposes of determining the percentage of outstanding Common Stock held by the persons set forth in the table, the number of shares is divided by the sum of the number of outstanding shares of the Company’s Common Stock on June 10, 2004 (23,072,024 shares) and the number of shares of Common Stock subject to options exercisable currently or within 60 days of June 10, 2004 by such persons.

(4)	Mr. Hannah served as Vice President of Satellite Products until April 12, 2004, at which time he was appointed Vice President of Research and Development for the Products Division.

(5)	Mr. Hutchins served as Vice President of Operations until April 12, 2004, at which time he was appointed President of the Products Division.

(6)	Mr. Kelkar ceased to be an officer and employee of the Company on May 14, 2004, and currently serves as a consultant to the Company.

(7)	Mr. Trent was appointed President of the Solutions Division on April 12, 2004, concurrent with the acquisition of Vytek Corporation.

(8)	Shares beneficially owned by Mobius Venture Capital funds include 173,970 shares of common stock held in an escrow account pursuant to the merger agreement between the Company and Vytek Corporation.

(9)

Shares beneficially owned by Charterhouse Group International, Inc. funds include 173,540 shares of common stock held in an escrow account pursuant to the merger agreement between the Company and Vytek Corporation.

(10)	Shares beneficially owned by Frontenac funds include 129,278 shares of common stock held in an escrow account pursuant to the merger agreement between the Company and Vytek Corporation.

PROPOSAL ONE
ELECTION OF DIRECTORS

A board of seven directors will be elected at the Annual Meeting. It is intended that the shares of Common Stock represented by each Proxy, unless otherwise specified on the Proxy, will be voted for the election to the Board of Directors of each of the seven nominees set forth below. Directors shall be elected by a plurality of the votes of shares present in person or represented by proxy at the meeting. The term of office of each person elected as director will continue until the next Annual Meeting of Stockholders, or until his successor has been elected and qualified. The Board of Directors recommends a vote “FOR” each of the seven nominees.

In the event that any of the nominees for director listed below should become unavailable for election for any currently unforeseen reason, the persons named in the accompanying Proxy have the right to use their discretion to vote for such other person as may be determined by the holders of such Proxies. To the best of the Company’s knowledge, all nominees are and will be available to serve.

The following table sets forth the name and age of each nominee for director, the calendar year each was first elected as a director and the positions each currently holds with the Company:

Name	Age	Capacities in Which Served	Director Since

Richard Gold	49	Director, and Chairman of the Board effective upon re-election at this annual meeting	2000

Arthur Hausman	80	Director	1987

A.J. “Bert” Moyer	60	Director	2004

James Ousley	58	Director	2004

Frank Perna, Jr	66	Director	2000

Thomas Ringer	72	Director	1996

Fred Sturm	46	Chief Executive Officer, President and Director	1997

Richard Gold has been a director of the Company since December 2000.  Mr. Gold is a Venture Director with InnoCal II, L.P., a venture capital partnership, a position held since May 2004. He served as President and Chief Executive Officer of Nova Crystals, Inc., a supplier of optical sensing equipment, from December 2002 until May 2004.  From June 2002 to July 2003, he was Chairman of Radia Communications, Inc., a supplier of wireless communications semiconductors.  From January 1999 to June 2002, he was Chairman, President and Chief Executive Officer of Genoa Corporation, a supplier of optical communications semiconductors. From November 1991 through December 1998, Mr. Gold held various senior-level executive positions with Pacific Monolithics, Inc., a supplier of wireless communications equipment, including Vice President-Engineering, Chief Operating Officer and, from January 1997 through December 1998, President and Chief Executive Officer.

Arthur Hausman has been a director of the Company since 1987. Mr. Hausman, a private investor, currently serves as a director of Drexler Technology Corporation, a manufacturer of optical data storage products. Until his retirement in 1988, he served as Chairman of the Board of Directors and Chief

Executive Officer of Ampex Corporation, a manufacturer of professional audio-video systems, data/memory products and magnetic tape, where he was employed for 27 years. Mr. Hausman was appointed by President Reagan to the President’s Export Council, to the Council’s Executive Committee and to the Chairmanship of the Export Administration Subordinate Committee of the Council for the period 1985 to 1989.

A.J. “Bert” Moyer has been a director of the Company since February 2004. Mr. Moyer, a business consultant and private investor, served as Executive Vice President and Chief Financial Officer of QAD Inc., a publicly held software company, from March 1998 until February 2000, and he subsequently served as a consultant to QAD, assisting in the Sales Operations of the Americas Region. From February to July 2000, he served as president of the commercial division of Profit Recovery Group International, Inc. (now known as PRG-Schultz International, Inc.), a publicly held provider of recovery audit services. Prior to joining QAD in 1998, Mr. Moyer served as Chief Financial Officer of Allergan Inc., a specialty pharmaceutical company based in Irvine, California, from 1995 to 1998. Mr. Moyer also serves on the board of QAD Inc., a provider of enterprise resource planning software applications, Collectors Universe, Inc., a company engaged in grading, auctioning and selling high-end collectibles, and Virco Manufacturing Corporation, which designs and produces furniture for the commercial and education markets.

James Ousley has been a director of the Company since April 2004. Mr. Ousley served as President and Chief Executive Officer of Vytek Corporation, a wireless integration company, from September 2000 until Vytek was acquired by the Company effective April 12, 2004. From 1999 to 2000, Mr. Ousley was President, Chief Executive Officer and Chairman of Syntegra (USA) Inc. From 1992 to 1999, Mr. Ousley was President and Chief Executive Officer of Control Data Systems. Earlier in his career, Mr. Ousley held executive management positions with Ceridian, including Executive Vice President of Control Data Corp. (now Ceridian) and President of Ceridian’s Computer Products business. Mr. Ousley is also a director of ActivCard, Corp., an authentication software company; Bell Microproducts, a value-added distributor of storage products and systems, semiconductors and computer products and peripherals; Datalink Corporation, a developer of enterprise-class information storage infrastructures; Norstan, Inc., a communications integration company; and Savvis Communication Corporation, a provider of internet protocol (IP) applications and services.

Frank Perna, Jr. has been a director since May 2000. From 1990 to 1993, Mr. Perna was Chief Executive Officer of MagneTek. From 1994 to 1998 Mr. Perna was Chairman and Chief Executive Officer of EOS Corporation, and from 1998 to the present has served as Chairman and Chief Executive Officer of MSC Software. Mr. Perna also serves as Chairman of the Board of Software.com and on the Board of Trustees of Kettering University.

Thomas Ringer has been a director of the Company since August 1996. Since 1990, Mr. Ringer has been actively involved as a member of the boards of directors for various public and private companies. Mr. Ringer is currently Chairman of Wedbush Morgan Securities, Inc., an investment banking and financial services company, Chairman of Document Sciences Corporation, a publicly held company engaged in developing and marketing document automation and content management output software, Chairman of M.S. Aerospace, Inc., a privately held manufacturer of aerospace fasteners, Chairman of the Center for Innovation and Entrepreneurship, an executive education services company, and a member of the Board of Directors of Maxwell Technologies, Inc., a leading ultracapacitor company. Prior to 1990, Mr. Ringer served as President and Chief Executive Officer of Recognition Equipment Inc., a New York Stock Exchange listed company, President and Chief Executive Officer of Fujitsu Systems of America, Inc. and President and Chief Executive Officer of Computer Machinery Corporation.

Fred Sturm was appointed Chief Executive Officer, President and Director in August 1997. Prior to joining the Company from 1990 to 1997, Mr. Sturm was President of Chloride Power Systems (USA), and Managing Director of Chloride Safety, Security, and Power Conversion (UK), both of which are part of Chloride Group, PLC (LSE: CHLD). From 1979 to 1990, he held a variety of general management positions with M/A-Com and TRW Electronics, which served RF and microwave markets.

On June 1, 2004, the Company announced that Ira Coron, who has been Chairman of the Board for California Amplifier since March 1994, had decided not to stand for re-election to the Board at the 2004 annual meeting, and that effective at the annual meeting, Mr. Gold would become Chairman of the Board.

The Board of Directors and Corporate Governance

The Company has established corporate governance practices designed to serve the best interests of the Company and its stockholders. The Company is in compliance with the current corporate governance requirements imposed by the Sarbanes-Oxley Act of 2002 and the Nasdaq National Market, or NASDAQ. The Company may make additional changes to its policies and procedures in the future to ensure continued compliance with developing standards in the corporate governance area.

The Board of Directors presently consists of eight members, six of whom are independent. A director’s independence is determined by the Board of Directors as defined by the rules of NASDAQ. The Board has determined that each director is independent, with the exception of Fred Sturm, the Company’s Chief Executive Officer, and James Ousley who served as President and Chief Executive Officer of Vytek Corporation until it was acquired by the Company on April 12, 2004. As noted in the previous section, Mr. Coron will not stand for re-election to the Board of Directors at the 2004 Annual Meeting, so the size of the Board will be reduced to seven directors effective at the annual meeting.

Contacting the Board of Directors

Stockholders interested in communicating directly with the Board of Directors, any Committee of the Board, the Chairman, or the non-management directors as a group may do so by sending a letter to the California Amplifier Board of Directors, c/o Corporate Secretary, California Amplifier, Inc., 1401 North Rice Avenue, Oxnard, California 93030. The Corporate Secretary will review the correspondence and forward it to the Chairman of the Board, Chairman of the Governance and Nominating Committee, Audit Committee or to any individual director, group of directors or Committee of the Board to whom the communication is directed, as applicable, if the communication is relevant to California Amplifier’s business and financial operations, policies and corporate philosophies.

Attendance of Directors at Annual Meetings

It is a policy of the Board of Directors that attendance of all directors at the annual meeting of stockholders is strongly encouraged but is not required. All directors attended last year’s annual meeting.

Committees of the Board

The Board of Directors has delegated certain of its authority to three committees: the Compensation Committee, the Audit Committee and the Governance and Nominating Committee. The Compensation Committee is composed of Messrs. Hausman, Gold and, until the 2004 annual meeting, Mr. Coron, with Mr. Hausman serving as Chairman. The Audit Committee is composed of Messrs. Hausman, Moyer, Perna and Ringer, with Mr. Moyer serving as Chairman. The Governance and Nominating Committee is composed of Messrs. Gold and Perna, with Mr. Gold serving as Chairman. All of the Committees operate under written charters defining their functions and responsibilities.

     Compensation Committee

The primary functions of the Compensation Committee are to review and make recommendations to the Board of Directors with respect to the compensation of the Company’s executive officers, and to administer the Company’s stock option plans. The Board of Directors has determined that each member of the Compensation Committee is independent as defined in the rules of NASDAQ. See also the Compensation Committee Report on Executive Compensation included elsewhere herein.

     Audit Committee

The primary functions of the Audit Committee are to review and approve the scope of audit procedures performed by the Company’s independent auditors, to review the audit reports rendered by the Company’s independent auditors, to monitor the internal control environment within the Company, and to pre-approve the fees for all audit and non-audit services charged by the independent auditors. The Audit Committee reports to the Board of Directors with respect to such matters and makes recommendations with respect to its findings. The Board of Directors has determined that Mr. Moyer is an audit committee financial expert within the meaning of SEC regulations,. The Board has also determined that each member of the Audit Committee is independent as defined in the rules of NASDAQ. See also the Report of the Audit Committee included elsewhere herein.

     Governance and Nominating Committee

The primary functions of the Governance and Nominating Committee are to review and make recommendations on the composition of the Board and its committees, to evaluate and recommend candidates for election to the Board, and to review and make recommendations to the full Board on corporate governance matters. The Board of Directors has determined that each member of the Governance and Nominating Committee is independent as defined in the rules of NASDAQ. The Governance and Nominating Committee operates under a written charter, a copy of which is attached hereto as Exhibit A. The Governance and Nominating Committee has the authority to obtain advice and assistance from, and receive appropriate funding from, California Amplifier for outside legal, accounting or other advisors as the Governance and Nominating Committee deems necessary to assist it in the performance of its functions.

The bylaws of California Amplifier permit stockholders to nominate director candidates to stand for election to the Board at an annual meeting of stockholders. Nominations may be made by the Board or by any stockholder. Under the Company’s by-laws, a stockholder may nominate a person for election as a director at a particular stockholder meeting only if written notice has been given to the Company not later than 60 days in advance of the meeting or, if later, the seventh day following the first public announcement of the date of such meeting.

The policy of the Governance and Nominating Committee is to consider properly made stockholder nominations for directors as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, like all nominations, the Board’s criteria will include business experience and skills, independence, judgment, integrity, the ability to commit sufficient time and attention to Board activities and the absence of potential conflicts with California Amplifier’s interests. The Governance and Nominating Committee has not established any specific minimum qualification standards for nominees to the Board, although from time to time the Governance and Nominating Committee may identify certain skills or attributes (e.g., financial experience or business experience) as being particularly desirable to help meet specific Board needs that have arisen. Any stockholder nominations proposed for consideration by the Governance and Nominating Committee should include the nominee’s name and qualifications for Board membership and should be addressed to the Governance and Nominating Committee, c/o Corporate Secretary, California Amplifier, Inc., 1401 North Rice Avenue, Oxnard, California 93030.

     Identifying and Evaluating Nominees for Directors

Pursuant to the policy set forth in the charter of the Governance and Nominating Committee, the Committee will utilize a variety of methods for identifying and evaluating nominees for director. The Governance and Nominating Committee’s policy is to assess the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Governance and Nominating Committee may consider various potential candidates for director. Candidates may come to the attention of the Governance and

Nominating Committee through current Board members, stockholders or other parties. These candidates will be evaluated at meetings of the Governance and Nominating Committee, and may be considered at any point during the year. As described above, the Governance and Nominating Committee will consider properly submitted stockholder nominations for candidates for the Board. Following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by the Governance and Nominating Committee at a regularly scheduled meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to the Governance and Nominating Committee. Of the two directors standing for election to the Board for the first time at the 2004 annual meeting, Mr. Moyer was appointed to the Board in February 2004 after being identified as a director candidate by a third-party search firm that was engaged by the Company to identify and screen potential candidates for evaluation by the Governance and Nominating Committee, and Mr. Ousley, who until April 12, 2004 served as the President and CEO of Vytek Corporation, was appointed to the Company’s Board in April 2004 following the Company’s acquisition of Vytek.

Board of Director and Committee Meeting Attendance

In fiscal year 2004, the Board of Directors held 11 meetings, the Compensation Committee held 9 meetings, the Audit Committee held 4 meetings, and the Governance and Nominating Committee held three meetings. All directors attended last year’s annual meeting. All directors attended more than 75% of the aggregate meetings of the Board and committees on which the directors serve which were held during fiscal year 2004.

Compensation of Directors

For fiscal year 2004, each non-employee director received an annual retainer as follows:

•	$25,000 for the Chairman of the Board;

•	$20,000 for chairmen of board committees;

•	$15,000 for other non-employee directors

Annual retainers are payable monthly at 1/12th of the annual amount.

Non-employee directors also receive meeting fees as follows:

•	A fee of $1,250 for each Board meeting attended in person;

•	A fee of $625 for each Board meeting attended telephonically;

•	A fee of $1,000 for each committee meeting attended in person which is not held on the same day as a Board meeting; and

•	A fee of $500 for each committee meeting attended telephonically, or which is held on the same day as a Board meeting.

Directors are also reimbursed for out-of-pocket expenses incurred in connection with attending meetings. In addition, pursuant to the terms of the Company’s 1999 Stock Option Plan, each non-employee director receives an automatic grant of 8,000 non-qualified stock options upon initial appointment to the Board, and an additional grant of 8,000 non-qualified stock options annually upon re-election to the Board, with all such options vesting one year from date of grant.

The 2004 Stock Incentive Plan, described in Proposal Four starting on page 22, permits the Plan Committee, as described in Proposal Four, to grant, in its discretion, incentive stock options, non-qualified stock options, SARs, restricted stock, phantom stock and stock bonuses, to non-employee directors. Specifically, each year, on the first business day following the date of the annual meeting of the stockholders of the Company at which directors of the Company are elected, each non-employee director shall receive that number of Incentive Awards as determined by the Board of Directors from time to time in an amount not to exceed 10,000 stock options or SARs, or 8,333 shares of restricted stock, phantom stock, or bonus stock. Options granted to non-employee directors become exercisable one year from the date of grant or such longer period as the Board of Directors may establish.

Directors who are also executive officers of the Company receive no additional compensation for their services on the Board.

COMPENSATION COMMITTEE REPORT ON
EXECUTIVE COMPENSATION

The Compensation Committee of the Board has furnished the following report on executive compensation. This report will not be deemed to be incorporated by reference by any general statement incorporating this proxy statement into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference and will not be deemed soliciting material or deemed filed under those Acts.

The Compensation Committee of the Board is composed entirely of independent outside directors. We are responsible for monitoring the performance and compensation of executive officers, reviewing the compensation plans, including bonuses, and administering the Company’s stock option plans.

Each year, we comprehensively review the compensation of Fred Sturm, the Company’s Chief Executive Officer, and the other executive officers to assure that compensation is appropriately tied to performance and that salary and potential bonus compensation levels are appropriate. To focus and facilitate such review, we developed the following executive compensation guidelines for the Company:

•	executive compensation should be at or above the 50th percentile of technology company market levels to allow the Company to attract and retain talented management;

•	annual variable compensation should reward the executives for achieving specific results which should lead to increased stockholder value; and

•	supplemental benefits and perquisites which reward executives without regard to performance should be minimal.

The compensation of the Chief Executive Officer and of the Company's other executive officers is comprised of three primary components:

•	Salary
•	Bonus
•	Stock options

Salary is set at a competitive level to attract and retain qualified candidates. Bonuses are tied specifically to performance of the Company or a specific business unit of the Company and/or individual contributions. Stock options are awarded in amounts we believe necessary to provide incentives for future performance, taking into account individual performance and length of service with the Company. This mix of compensation elements places a significant portion of compensation at risk and emphasizes performance.

From time to time we utilize the services of independent compensation consultants to review and assess various aspects of the Company’s compensation program for executive officers as a means of ensuring that the Company maintains compensation at appropriate levels relative to the peer companies and the overall industry in which the Company operates.

Salary. The Chief Executive Officer’s salary is determined by us in accordance with the general principles described above. Mr. Sturm’s base salary for fiscal 2004 was initially set at $325,000, which was unchanged from the previous year because of a downturn in the Company’s business in the first quarter of fiscal 2004. Following a recovery in the business in the second quarter of fiscal 2004, Mr. Sturm’s annual base salary was increased to $350,000 effective September 1, 2003. The base salaries of the other executive officers were similarly reviewed and set, with consideration also given to the relationship of those salaries to the salary of Mr. Sturm. Mr. Sturm’s annual base salary was increased to $380,000 effective March 1, 2004, the beginning of fiscal 2005.

Bonus. For fiscal 2004, we established an expected target bonus for Mr. Sturm of 65% of his base salary that was dependent upon Company performance in relation to the annual operating plan. Mr. Sturm’s actual bonus for the year was $167,000. Under the fiscal 2004 incentive compensation program, the target bonus of other senior executive officers was set at 50% of their annual base salary, depending upon the actual executive officer, and was also dependent on Company or business unit performance.

Stock Options. We believe that the Company should provide equity incentives to the Chief Executive Officer and other executive officers to better align their interests with those of the Company’s stockholders, and to enhance retention and continuity of management. Equity incentives for management at the Company have historically been below the median level at peer companies. We assigned option awards to Mr. Sturm and other executive officers in part based on our desire to increase equity incentives at the Company and on their respective compensation levels and individual performance.

COMPENSATION COMMITTEE

Arthur H. Hausman, Chairman
Ira Coron
Richard Gold

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is comprised of Messrs. Hausman, Gold and, until the 2004 annual meeting, Mr. Coron. Messrs. Hausman and Gold have never been employed by the Company. Mr. Coron was an officer of the Company from March 1994 to February 1999. There are no interlocks between the Company and other entities involving the Company’s executive officers and directors who serve as executive officers or directors of other entities.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the annual and long-term compensation for services in all capacities to the Company for each of the three fiscal years in the period ended February 28, 2004 of (i) the Chief Executive Officer and (ii) the next four most highly compensated executive officers:

				Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Annual Compensation		Stock Option Grants	All Other Compensation (1)
		Salary	Bonus
Fred Sturm	2004	$337,000	$167,000	50,000	$ 6,500
Chief Executive Officer	2003	325,000	164,000	80,000	5,600
and President	2002	283,000	206,000	25,000	14,100	(2)

Robert Hannah	2004	$215,000	$ 73,000	20,000	$ 6,300
Vice President, Satellite	2003	210,000	76,000	30,000	5,900
Products	2002	200,000	100,000	15,000	5,700

Patrick Hutchins (3)	2004	$210,000	$ 81,000	25,000	$ 6,300
Vice President, Operations	2003	200,000	81,000	40,000	52,900
	2002	108,000	55,000	50,000	103,900

Kris Kelkar (4)	2004	$204,000	$ 24,000	20,000	$ 6,300
Senior Vice President,	2003	204,000	94,000	30,000	5,800
Wireless Access Products	2002	210,000	99,000	50,000	5,400

Richard Vitelle (5)	2004	$200,000	$ 78,000	25,000	$ 6,847
Vice President, Finance	2003	175,000	71,000	40,000	5,800
and Chief Financial Officer	2002	108,000	65,000	35,000	1,300

(1)	Amounts include Company matching of employee contributions pursuant to the Company’s 401(k) plan, and term life insurance premiums paid by the Company for the benefit of the named officers.

(2)	Amount includes cash payments of $8,200 in lieu of time off for earned vacation.

(3)

Mr. Hutchins joined the Company effective August 20, 2001. The amount under “All Other Compensation” in the table includes cash payments of $102,600 in 2002 to Mr. Hutchins relating to expenses for his relocation from the East Coast and a recruiting bonus, and $47,000 in 2003 for additional costs associated with his relocation from the East Coast.

(4)	Mr. Kelkar ceased to be an officer and employee of the Company on May 14, 2004.

(5)	Mr. Vitelle joined the Company effective July 23, 2001.

Employment Agreements and Executive Severance Arrangements

The Company historically had not entered into written employment agreements and severance arrangements with executive officers. During fiscal year 2002, the Compensation Committee addressed the subject of employment agreements, and reached the determination that such agreements with executive officers would help maintain a competitive compensation structure with peer group companies in the telecommunications equipment industry, thereby enhancing the motivation and retention of the Company’s executive officers. The Compensation Committee also engaged an independent compensation consultant and legal counsel to provide input on provisions of the employment agreements.

As a result of this process, on May 31, 2002, the Company entered into employment agreements with each of the officers named in the Summary Compensation Table above. The key terms of each officer’s employment agreement, which are the same for all officers except as noted below, are as follows:

•	The officer’s base salary will be reviewed by and be subject to adjustment at the sole discretion of the Board of Directors each year during the agreement;

•	The officer will be eligible to participate in the Company’s employee bonus program and employee stock option award program;

•

The initial term of the employment agreement is 12 months (or 24 months in the case of the Chief Executive Officer), and unless either the Company or the officer provide notice of non-renewal at least 30 days before the end of the employment agreement term, the agreement will be automatically extended for a period of one year, with such procedure to be followed in each successive year; and

•

If the officer’s employment is terminated by the Company for “Cause” (as defined), then he is not entitled to severance pay. If the officer’s employment is terminated by the Company without Cause, if the Company elects to not renew the employment agreement, or if the officer resigns for “good reason” (as defined) within 12 months following a change in control of the Company, then the officer is entitled to severance in the form of continuation of payments of base salary and employee benefits coverage for 12 months (or 24 months in the case of the Chief Executive Officer).

Options Grants In Last Fiscal Year

The following table sets forth information on grants of stock options pursuant to the Company’s 1999 Stock Option Plan during the fiscal year ended February 28, 2004 to the executive officers included in the Summary Compensation Table:

	Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/share)	Expiration Date (1)	Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term (2)
Name					5%	10%
Fred Sturm	50,000	9.4%	$3.16	4/25/13	$99,400	$251,800

Robert Hannah	20,000	3.7%	$3.16	4/25/13	$39,700	$100,700

Patrick Hutchins	25,000	4.7%	$3.16	4/25/13	$49,700	$125,900

Kris Kelkar	20,000	3.7%	$3.16	4/25/13	$39,700	$100,700

Richard Vitelle	25,000	4.7%	$3.16	4/25/13	$49,700	$125,900

(1)	Options become exercisable at the rate of 25% per year, and have an option term of 10 years.

(2)

The potential realizable value is calculated assuming both a 5% and a 10% annual increase in the stock value from the date and price of the option grant, and also assumes that the option is exercised at the end of 10 years on the last day of the option period (expiration date). The calculated future stock price for options granted at $3.16 assuming 5% annual appreciation is $5.15, and $8.20 assuming 10% annual appreciation. There can be no assurances, however, that such future stock prices or annual appreciation percentage amounts can be achieved.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information as to options exercised during fiscal year 2004, and options held at the end of fiscal year 2004, by executive officers named in the Summary Compensation Table:

	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options Held		Value of Unexercised In-the-Money Options (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Fred Sturm	0	$0	205,000	140,000	$2,002,900	$1,353,000

Robert Hannah	0	$0	140,000	60,000	$1,270,200	$ 521,800

Patrick Hutchins	0	$0	50,000	65,000	$ 437,500	$ 676,500

Kris Kelkar	0	$0	180,400	60,000	$1,347,300	$ 521,800

Richard Vitelle	0	$0	35,000	65,000	$ 334,200	$ 676,500

(1)

The value of in-the-money options is computed by multiplying the number of in-the-money options by the difference between the option exercise prices and closing stock price at February 28, 2004 of $14.70. In-the-money options are options whose exercise price is less than $14.70 per share.

Equity Compensation Plan Information

The following table summarizes as of February 28, 2004 the Company’s equity compensation plans which authorize the Company to issue equity securities:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,578,138	$ 10.05	62,250

Equity compensation plans not approved by security holders	- 0 -	- 0 -	- 0 -

Total	2,578,138	$ 10.05	62,250

(1)

Under the Company’s 1999 Stock Option Plan, on the first business day of each fiscal year the number of options available for grant is reset to an amount equal to the lesser of 500,000 or 4% of the total number of outstanding shares of the Company’s Common Stock. Pursuant to this provision, on March 1, 2004, the number of options available for grant under the 1999 Stock Option Plan was increased from 62,500 to 500,000. Upon approval of the 2004 Stock Incentive Plan as discussed elsewhere herein, options will no longer be issuable under the 1999 Stock Option Plan.

Stock Performance Graph

The following graph and table compares the Company’s stock performance to three stock indices over a five-year period assuming a $100 investment was made on the last day of fiscal year 1999.

3000
2500
2000
1500
1000
500
0
1999
2000
2001
2002
2003
2004
California Amplifier, Inc.
Nasdaq Composite Index
Nasdaq Electronic Components
NasdaqTelecommunications

Years Ended February 28,	1999	2000	2001	2002	2003	2004
California Amplifier, Inc.	100	2,489	321	268	221	811
NASDAQ Composite Index	100	204	93	76	59	89
NASDAQ Electronic Components	100	285	116	87	60	105
NASDAQ Telecommunications	100	171	67	32	23	33

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, its executive officers, and any persons holding more than 10 percent of the Company’s Common Stock are required to report their initial ownership of the Company’s Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission, the National Association of Securities Dealers and the Company. Specific due dates for these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file, or late filing, of such reports with respect to the fiscal year ended February 28, 2004. Based solely upon a review of reports delivered to the Company during this period, all of these filing requirements were satisfied on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has adopted a policy pursuant to which material transactions between the Company and its executive officers, directors, nominees for election as directors, and principal stockholders (i.e., stockholders owning beneficially five percent or more of the outstanding voting securities of the Company) and members of immediate family of any of the foregoing persons, shall be submitted to the Board of Directors for approval by a disinterested majority of the directors voting with respect to the transaction. For this purpose, a transaction is deemed material if such transaction, alone or together with a series of similar transactions during the same fiscal year, involves an amount which exceeds $60,000. No such transactions occurred during the fiscal year ended February 28, 2004.

REPORT OF THE AUDIT COMMITTEE

The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.

The members of the Audit Committee have been appointed by the Board of Directors. The Audit Committee operates under a written charter which was adopted by the Board in May 2001 and amended in May 2003. The Audit Committee consists of four directors, none of whom were or are officers or employees of the Company. The current members of the Audit Committee are A.J. “Bert” Moyer, who serves as Chairman, Thomas Ringer, Arthur Hausman and Frank Perna, Jr. Each is an “independent” director within Section 4200(a)(14) of the National Association of Securities Dealers’ Marketplace Rules.

Duties of the Audit Committee during the period covered by this Report were to:

•	oversee the Company’s internal accounting and operational controls as well as its financial and regulatory reporting,

•	select the Company’s independent auditors and assess their performance on an ongoing basis,

•

review the Company’s interim and year-end financial statements and audit findings with management and the Company’s independent auditors, and take any action considered appropriate by the Audit Committee and the Board,

•

review the Company’s general policies and procedures regarding audits, accounting and financial controls, the scope and results of the auditing engagement, and the extent to which the Company has implemented changes suggested by the auditors,

•

review the results of each audit by the Company’s independent accountants and discuss with them any factors, including, without limitation, the provision of any non-audit services, that may affect their independence,

•	perform other oversight functions as requested by the full Board, and

•	report activities performed to the full Board.

Management is responsible for the Company’s internal controls. The Company’s independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee reviewed California Amplifier’s audited financial statements for the fiscal year ended February 28, 2004 and discussed with both the management of California Amplifier and

KPMG LLP (“KPMG”), its independent public accountants, these financial statements. California Amplifier’s management, which has primary responsibility for the Company’s financial statements, represented to the Audit Committee that its audited financial statements were prepared in accordance with accounting principles generally accepted in the United States.

The Audit Committee also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards (SAS) No. 61, “Communication with Audit Committees”, and SAS No. 90, “Audit Committee Communications”. The Audit Committee also received from KPMG the written disclosures and letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, and discussed with KPMG the independence of that firm. For the fiscal year ended February 28, 2004, KPMG received fees for the audit of California Amplifier’s consolidated financial statements. The Audit Committee also considered whether the provision of these services is compatible with maintaining the independence of KPMG.

Based on the review and discussions as described above, and in reliance thereon, the Audit Committee recommended to Board of Directors that the audited financial statements be included in Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2004.

AUDIT COMMITTEE

A.J. “Bert” Moyer, Chairman
Thomas L. Ringer
Arthur Hausman
Frank Perna, Jr.

INDEPENDENT PUBLIC ACCOUNTANTS

KPMG was selected by the Board of Directors as independent public accountants to audit the consolidated financial statements of the Company for fiscal year 2004. A representative of KPMG is expected to be present at the 2004 Annual Meeting, and will have the opportunity to make a statement and respond to questions. KPMG has served as the Company’s independent public accountants since fiscal 2002.

Audit Fees

Fees for the fiscal year 2004 audit, the fiscal year 2003 audit, and other work provided by KPMG during fiscal years 2004 and 2003, are as follows:

	2004 Fees	2003 Fees
Audit fees	$ 275,000	$191,000

Audit-related fees	$ -0-	$7,000

Tax fees	$ -0-	$28,000

All other fees	$ -0-	$-0-

The amount shown for “Audit-related fees” in fiscal 2003 represents fees for advising on the accounting treatment of various transactions. The amount shown for “Tax fees” for fiscal 2003 represents fees for income tax planning and return preparation services. None of the fees paid to the independent auditor under the categories Audit-Related Fees and Tax Fees described above were approved by the Audit Committee after services were rendered pursuant to the de minimus exception established by the SEC.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may delegate pre-approval authority to one or more of its members, and the member or members to whom such authority is delegated must report any pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee cannot delegate its responsibilities to pre-approve services performed by the independent auditor to management. The Audit Committee’s pre-approval policy includes a list of prohibited non-audit services, such as financial information systems design and implementation, that the independent auditor cannot perform for the Company under any circumstances.

PROPOSAL TWO

APPROVAL OF AN AMENDMENT TO CALIFORNIA AMPLIFIER’S
CERTIFICATE OF INCORPORATION TO INCREASE THE
NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Background

California Amplifier is currently authorized to issue 33,000,000 shares of capital stock, divided into 30,000,000 shares of common stock, $0.01 par value per share, and 3,000,000 shares of preferred stock, $0.01 par value per share. As of June 10, 2004, 23,072,024 shares of California Amplifier Common Stock were issued and outstanding, 3,154,714 authorized but unissued shares were reserved for exercise of outstanding stock options, and 31,929 authorized but unissued shares were reserved for exercise of issued and outstanding warrants, leaving 3,741,333 unreserved authorized shares available for issuance. As of June 10, 2004, there were no shares of California Amplifier preferred stock issued or outstanding.

In connection with the acquisition of Vytek Corporation in April 2004, we issued 7,268,692 shares of common stock to the former stockholders of Vytek and deposited 854,700 shares of common stock into an escrow fund in connection with the Vytek acquisition, all of which are included in the amount of outstanding shares at June 10, 2004 as cited in the preceding paragraph. In addition, if approved by the stockholders at the annual meeting, we will have a new stock incentive plan, pursuant to which up to 3,200,000 options and other equity-based incentive awards would be issuable. After giving effect to the reservation of authorized shares for this new plan, unreserved authorized shares of common stock available for other uses would decline to 541,333 shares.

If this amendment to increase the authorized number of shares of common stock is approved by the stockholders, it will become effective when we file with the Secretary of State of the State of Delaware the Amended and Restated Certificate of Incorporation substantially in the form attached hereto as Exhibit B. This form of the Amended and Restated Certificate of Incorporation assumes that Proposal Three herein is also approved by the stockholders.

We believe that it is advisable and in the best interests of the stockholders to have available additional authorized shares of common stock in an amount adequate to provide for our future needs. We currently have no specific plans to issue the additional 10 million shares of common stock that would be authorized by this proposal. However, these shares will provide additional flexibility to use our capital stock for business and financial purposes in the future. The additional shares may be used for various purposes, including the following:

•	raising capital;

•	expanding our business or product lines through the acquisition of other businesses or products; and

•	establishing strategic relationships with other companies.

Increase of Authorized Shares of Common Stock from 30,000,000 Shares to 40,000,000 Shares

On May 28, 2004, the Board of Directors of the Company adopted a resolution approving the amendment to California Amplifier’s certificate of incorporation. The Board of Directors unanimously recommends the proposed amendment to California Amplifier’s certificate of incorporation, the relevant portion of which is attached to this proxy statement as Exhibit B, which would increase the number of authorized shares of California Amplifier common stock from 30,000,000 shares to 40,000,000 shares. The effect of the proposed amendment is to give the Board the flexibility to issue shares of California Amplifier common stock to meet the recurring needs of the California Amplifier’s business (including in connection with potential future acquisitions) without undue delay. This increase would not affect the rights of California Amplifier’s stockholders to approve an issuance of California Amplifier common stock in circumstances specified by California Amplifier’s by-laws, the rules of NASDAQ or applicable law.

All shares of California Amplifier common stock, including those now authorized and those that would be authorized by the proposed amendment to California Amplifier’s certificate of incorporation, are equal in rank and have the same voting, dividend and liquidation rights. Holders of California Amplifier common stock do not have preemptive rights.

Ability of Board to Issue Authorized Shares; Certain Issuances Requiring Stockholder Approval

Once authorized, additional shares of California Amplifier common stock may be issued upon approval by the Board of Directors and without further approval of the stockholders unless stockholder approval is required by applicable law or the rules of NASDAQ.

The rules of NASDAQ require the prior approval of stockholders representing the majority of the votes cast (assuming the presence of a quorum) in the following situations:

•

when a stock option or purchase plan is to be established or materially amended or other equity compensation arrangement made or materially amended, pursuant to which options or stock may be acquired by officers, directors, employees, or consultants, except for:

•

warrants or rights issued generally to all security holders of the company or stock purchase plans available on equal terms to all security holders of the company (such as a typical dividend reinvestment plan); or

•

tax qualified, non-discriminatory employee benefit plans (e.g., plans that meet the requirements of Section 401(a) or 423 of the Internal Revenue Code) or parallel nonqualified plans, provided such plans are approved by the issuer’s independent compensation committee or a majority of the issuer’s independent directors; or plans that merely provide a convenient way to purchase shares on the open market or from the issuer at fair market value; or

•	plans or arrangements relating to an acquisition or merger as permitted under the rules of NASDAQ; or

•

issuances to a person not previously an employee or director of the company, or following a bonafide period of non-employment, as an inducement material to the individual’s entering into employment with the company, provided such issuances are approved by either the issuer’s independent compensation committee or a majority of the issuer’s independent directors. Promptly following an issuance of any employment inducement grant in reliance on this exception, a company must disclose in a press release the material terms of the grant, including the recipient(s) of the grant and the number of shares involved.

•	when the issuance or potential issuance will result in a change of control of the issuer;

•	in connection with the acquisition of the stock or assets of another company if:

•

any director, officer or substantial stockholder of the issuer has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more; or

•	where, due to the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, other than a public offering for cash:

•

the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock; or

•	the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares or common stock outstanding before the issuance of the stock or securities.

•	in connection with a transaction other than a public offering involving:

•

the sale, issuance or potential issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which together with sales by officers, directors or substantial stockholders of the company equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance; or

•

the sale, issuance or potential issuance by the company of common stock (or securities convertible into or exercisable common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of common stock on the Record Date is necessary to approve this amendment to Article IV of the certificate of incorporation.

The Board of Directors recommends a vote “FOR” the approval of the amendment to California Amplifier’s certificate of incorporation to increase the authorized shares of common stock from 30,000,000 shares to 40,000,000 shares.

PROPOSAL THREE

APPROVAL OF AN AMENDMENT TO CALIFORNIA AMPLIFIER’S
CERTIFICATE OF INCORPORATION TO CHANGE THE
COMPANY’S NAME TO “CalAmp Corp.”

On May 28, 2004, the Board of Directors unanimously approved resolutions (i)  amending Article I of California Amplifier’s certificate of incorporation to change the Company’s name to “CalAmp Corp.”, subject to stockholder approval (the “Name Amendment”), (ii) declaring the Name Amendment to be advisable and in the best interests of the Company and its stockholders, and (iii) calling for submission of the Name Amendment for approval by the Company’s stockholders at the Annual Meeting.

Summary of the Proposed Amendment

The Board proposes to change the name of the Company from California Amplifier, Inc. to “CalAmp Corp.” This change is in recognition and in furtherance of the Company’s move from a narrow geographic and product market to a national market with a wide variety of products while maintaining the goodwill and recognition associated with the name “California Amplifier” that has become widely recognized in the 20-plus years the Company has been in business.

Purpose and Effect of the Proposed Amendment

The Board of Directors believes that it is in the Company’s best interests to change the name of the Company to “CalAmp Corp.” to integrate the Company’s name with its more diverse geographic and product markets. If Proposal Three is approved, the Company’s corporate name will become “CalAmp Corp.” upon filing with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation, substantially in the form attached hereto as Exhibit B. This form of the Amended and Restated Certificate of Incorporation assumes that Proposal Two herein is also approved by the stockholders. However, if stockholders approve Proposal Three, the Board of Directors retains the discretion under Delaware law to abandon and not implement this proposed amendment to the certificate of incorporation, and the Company’s name accordingly would remain the same.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock on the Record Date is necessary to approve this amendment to Article I of the certificate of incorporation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF AMENDING THE COMPANY’S CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY’S NAME TO “CalAmp Corp.” PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

PROPOSAL FOUR

APPROVAL OF THE CALIFORNIA AMPLIFIER, INC. 2004 STOCK INCENTIVE PLAN

Reasons for the Proposed 2004 Stock Incentive Plan

California Amplifier is seeking stockholder approval of the 2004 Incentive Stock Plan (the 2004 Stock Plan) to improve its ability to attract, retain and motivate its management and other key employees, and to promote compensation and governance best practices.

The Company believes that equity compensation aligns the interests of employees and non-employee directors with the interests of its other stockholders. Historically, California Amplifier has awarded only stock options to its key employees and non-employee directors. The Company believes that use of restricted stock would (i) reduce California Amplifier’s reliance on stock options, (ii) provide an important tool for retaining and motivating key Company employees, and (iii) allow California Amplifier to maintain a competitive compensation program without increasing the use of cash.

The Company also believes that approval of the 2004 Stock Plan would promote best practices in compensation and governance for the following reasons:

•

Upon stockholder approval, the 2004 Stock Plan will permit the grant of incentive stock awards in addition to options. The Company believes that a share of restricted stock is more valuable than an option to purchase a share of common stock; thus, California Amplifier expects that an incentive program that includes awards of both options and restricted stock will result in a lower aggregate number of shares being issued. This approach is designed to lower dilution by reducing the number of shares included in outstanding equity. As a result, California Amplifier intends to selectively use restricted stock in its overall approach to equity compensation.

•	In additional to traditional time-based vesting, the 2004 Stock Plan provides for the grant of performance-based awards in which vesting is a function of achieving specified goals and targets,
•	The 2004 Stock Plan prohibits repricing of stock options and other Incentive Awards without prior stockholder approval.
•

The 1999 Stock Option Plan contains an “evergreen” provision pursuant to which the pool of options available to grant each year is replenished to 500,000 at the beginning of each fiscal year. The 2004 Stock Plan does not contain an evergreen provision. Upon stockholder approval, the 2004 Stock Plan will replace the 1999 Stock Option Plan, thereby eliminating this evergreen feature.

•

The 2004 Stock Plan has been designed to be flexible in providing for other types of equity-based incentive awards in addition to options, whereas the 1999 Stock Option Plan provides only for the issuance of stock options. Furthermore, as noted above, the 2004 Stock Plan provides for performance-based vesting in addition to time-based vesting. The Company believes that the flexible plan structure of the 2004 Stock Plan is important given the evolving nature of financial accounting rules concerning equity-based incentive awards.

On May 19, 2004, the Compensation Committee of the Board of Directors (the Committee) adopted the California Amplifier, Inc. 2004 Stock Plan. The Board of Directors approved the 2004 Stock Plan on May 28, 2004, subject to stockholder approval at the 2004 Annual Meeting. The Committee reviewed the Company’s current 1999 Stock Option Plan as well as the Vytek Corporation 2000 Stock Option Plan that we assumed in connection with our acquisition of Vytek Corporation effective April 12, 2004 and from which future options or awards may be granted. Based on this review, the Committee determined that an insufficient number of shares are available under these plans to enable California Amplifier to provide future grants of stock options and other stock awards to our employees and non-employee directors.

The following table shows the number of options or other awards outstanding as of June 10, 2004, as well as the number of shares remaining available for grant at that date under the California Amplifier, Inc. 1999 Stock Option Plan and the Vytek Corporation 2000 Stock Option Plan.

Plan	Outstanding Options	Options Available for Grant

California Amplifier, Inc. 1999 Stock Option Plan	2,211,875	148,125

Vytek Corporation 2000 Stock Option Plan	267,701	31,002

In addition to these two plans, there were 675,138 options outstanding at June 10, 2004 under the Company’s 1989 Stock Option Plan. Options can no longer be granted under the 1989 Stock Option Plan.

If the 2004 Stock Plan is approved by our stockholders, no further options or awards will be granted under any of these existing plans.

The 2004 Stock Plan provides for the granting of stock options, stock awards, stock appreciation rights, performance-contingent awards and other equity-based awards to our employees. The 2004 Stock Plan does not permit the repricing of options or the granting of discounted options, and does not contain an evergreen provision. The maximum number of shares as to which stock options and stock awards may be granted under the 2004 Stock Plan is three million two hundred thousand (3,200,000) shares.

The 2004 Stock Plan also will provide the flexibility to grant equity-based awards to our non-employee Directors.

A summary of the principal features of the 2004 Stock Plan is set forth below. This summary is qualified in its entirety by reference to the full text of the 2004 Stock Plan, which is attached as Exhibit C to this proxy statement.

Vote Required

The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, at the annual meeting and entitled to vote on this proposal is necessary to approve the 2004 Stock Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE 2004 STOCK PLAN.

Description of the 2004 Stock Plan

The following summary outlines the principal features of the 2004 Stock Plan.

Purpose. The purpose of the 2004 Stock Plan is to provide a flexible framework that will permit the Board of Directors to develop and implement a variety of stock-based programs based on changing needs of the Company, its competitive market, and regulatory climate. The Board of Directors and senior management of the Company believe it is in the best interest of the Company’s stockholders for officers, employees, and members of the Board of Directors of the Company to own stock in the Company and that such ownership will enhance the Company’s ability to attract highly qualified personnel, to strengthen its retention capabilities, to enhance the long-term performance of the Company and its subsidiaries, to vest in participants a proprietary interest in the success of the Company and its subsidiaries, and to provide certain “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code.

Eligibility. All employees, non-employee directors, and consultants of the Company and its subsidiaries are eligible to participate in the 2004 Stock Plan

Administration. The 2004 Stock Plan is administered by the Compensation Committee of the Company’s Board of the Directors, or such other committee as the Board of Directors may appoint from time to time (the “Plan Committee”). The Plan Committee at all times must consist of two or more persons, each of whom is a member of the Board of Directors. To the extent required for transactions under the 2004 Stock Plan to qualify for the exemptions of Rule 16b-3 under the Exchange Act (“Rule 16b-3”), members of the Plan Committee (or any subcommittee thereof) shall be “non-employee directors” within the meaning of Rule 16b-3. To the extent required for compensation realized from Incentive Awards to be deductible by the Company pursuant to Section 162(m) of the Code, members of the Plan Committee shall be “outside directors” within the meaning of such section of the Code. The 2004 Stock Plan will terminate on July 30, 2014, unless terminated earlier by the Board of Directors or the Compensation Committee.

Award Types and Limits. The 2004 Stock Plan permits the Plan Committee to grant, in its discretion, incentive stock options, non-qualified stock options, stock appreciation rights (SARs), restricted stock, phantom stock and stock bonuses, each of which is described below. The maximum number of shares as to which stock options and stock awards may be granted under the 2004 Stock Plan is three million two hundred thousand (3,200,000) shares. Due to our recent acquisition of Vytek Corporation as well as the uncertainty concerning Financial Accounting Standards Board decisions regarding expensing of stock options, we are reviewing our current compensation and benefit programs. Although we believe that performance-based long-term incentives are a necessary component of our compensation program, we have designed the 2004 Stock Plan to allow for flexibility. Therefore, in addition to the stated maximum awards described above, the 2004 Stock Plan provides that awards other than stock options and SARs will be counted against the 2004 Stock Plan maximum of 3,200,000 in a 1.2-to-1 ratio. For example, if we issue 100 shares of restricted stock, we would reduce the pool of shares available for future awards under the 2004 Stock Plan by 120 shares.

During the ten-year term of the 2004 Stock Plan, no individual may be granted stock options or SARs of more than three hundred thousand (300,000) shares in any fiscal year, or alternatively, consistent with the 1.2-to-1 ratio described above, no individual may receive restricted stock, phantom stock or stock bonus awards in excess of two hundred fifty thousand (250,000) shares in any fiscal year. The shares to be delivered under the 2004 Stock Plan will be made available from authorized but unissued shares of California Amplifier common stock. Shares initially issued under the 2004 Stock Plan that become subject to lapsed or cancelled awards or options will be available for further awards and options.

Incentive Stock Options. Incentive stock options entitle the holder to purchase a certain number of shares of Common Stock at an exercise price specified at the time the option is granted. The exercise price per share of Common Stock which may be purchased under an incentive stock option may not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted. The aggregate fair market value of all shares of Common Stock subject to incentive stock options which become exercisable for the first time during any year may not exceed $100,000.

Non-Qualified Stock Options. Non-qualified stock options, which are stock options that are not incentive stock options, entitle the holder to purchase a certain number of shares of Common Stock at an exercise price specified at the time the option is granted. Under the terms of the 2004 Stock Plan, the exercise price of any shares of Common Stock subject to a non-qualified stock option will not be less than the fair market value of the shares of Common Stock on the date the option is granted.

SARs. SARs are rights that, when exercised, entitle the holder to the appreciation in value of the number of shares of Common Stock specified in the grant from the date granted to the date exercised. An exercised SAR will be paid in cash or in stock, as determined in the sole discretion of the Plan Committee at the time the SAR is awarded. The grant of a SAR that by its terms is to be settled in cash does not reduce the number of shares of common stock that are available for Incentive Awards under the 2004 Stock Plan.

Restricted Stock. Restricted stock consists of stock issued under the 2004 Stock Plan that is subject to certain restrictions established by the Plan Committee. Restricted stock awards may not be disposed of by the recipient until the restrictions established by the Plan Committee have lapsed. In its discretion, the Plan Committee may require that any dividends paid on shares of restricted stock be held in escrow until all restrictions on such shares have lapsed.

Phantom Stock. Phantom stock awards are rights to receive in cash per share of phantom stock granted, within 30 days of the date on which such share vests, an amount equal to (i) the fair market value of a share of Common Stock as of the date on which such share of phantom stock vests, plus (ii) the aggregate dollar amount of cash dividends paid with respect to a share of Common Stock during the period commencing on the date on which the share of phantom stock was granted and terminating on the date on which such share vests.

Stock Bonuses. In the event that the Plan Committee grants a stock bonus, a certificate for the shares of Common Stock comprising such stock bonus will be issued in the name of the participant to whom such grant was made and delivered to such participant as soon as practicable after the date on which such stock bonus is payable.

Non-Employee Director Awards. Each year, on the first business day following the date of the annual meeting of the stockholders of the Company at which directors of the Company are elected, each Non-Employee Director shall receive that number of Incentive Awards as determined by the Board of Directors from time to time in an amount not to exceed 10,000 stock options or SARs, or 8,333 shares of restricted stock, phantom stock, or bonus stock. Options granted to Non-Employee Directors become exercisable one year from the date of grant or such longer period as the Board of Directors may establish.

Restriction on Repricing. Absent stockholder approval, neither the Plan Committee nor the Board of Directors has the authority, with or without the consent of the affected holders of Incentive Awards, to reprice any Incentive Award after the date of its initial grant with a lower exercise price in substitution for the original exercise price.

Option Price. The exercise price per share of options and SARs is determined by the Plan Committee but in no event will be less than the fair market value of a share of Common Stock on the date the option or SAR is granted. Payment for shares of Common Stock purchased upon exercise of an option shall be made on the effective date of such exercise by one or a combination of the following means: (i) in cash, by certified check, bank cashier’s check or wire transfer; (ii) through a broker-assisted transaction whereby a broker selected and engaged by the participant sells shares in an open market transaction and remits from the sales proceeds the option exercise price and required taxes, (iii) subject to the approval of the Plan Committee, through shares retained by the Company in an amount whose fair market value is equal on the date of exercise to the exercise price, (iv) subject to the approval of the Plan Committee, in shares of Common Stock owned by the participant; or (v) subject to the approval of the Plan Committee, by such other provision as the Plan Committee may from time to time authorize.

Nontransferability. During the lifetime of a participant, the Plan Committee may permit the transfer, assignment or other encumbrance of an outstanding option. unless such option is an incentive stock option or is meant to qualify under Rule 16b-3. Upon the death of an optionee, outstanding Incentive Awards granted to such optionee may be exercised only by the executor or administrator of the participant’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution.

Time and Manner of Exercise. Unless the applicable plan agreement provides otherwise, options and SARs granted under the 2004 Stock Plan become cumulatively exercisable as to twenty-five percent (25%) of the shares covered thereby on each of the first, second, third and fourth anniversaries of the date of grant. The Plan Committee shall determine the expiration date of each option; provided, however, that no options shall be exercisable more than 10 years after the date of grant. At the time of the grant of shares of restricted stock and phantom stock, the Plan Committee will establish an issue date with respect to the shares of the restricted stock and a vesting date with respect to shares of both the restricted stock and phantom stock.

Change in Control. The 2004 Stock Plan provides that, in the event of a “change in control” (as defined in the 2004 Stock Plan), the Plan Committee as constituted immediately prior to such change in control may, in its sole discretion, take action to immediately vest all options, SARs, restricted stock and phantom stock that is not already vested.

Amendment or Termination of Plan. The Board of Directors may, at any time, suspend or terminate the 2004 Stock Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval will be required if and to the extent the Board of Directors determines that such approval is appropriate for purposes of satisfying Section 162(m) or Section 422 of the Code, Rule 16b-3 or any comparable or successor exemption under which it is appropriate for the 2004 Stock Plan to qualify, or the rules of the NYSE. No action may reduce the participant’s rights under any outstanding Incentive Award without the consent of the participant.

Qualifying Performance Criteria. Subject to stockholder approval of the 2004 Stock Plan, the performance criteria for any stock award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will consist of any one or more of the following targets established by the Plan Committee from time to time and expressed in terms of: revenue; earnings before interest, taxes, depreciation and amortization (EBITDA); operating income; pre-or after-tax income; earnings per share, net cash flow; net cash flow per share; net income; return on sales; return on equity; return on total capital; return on assets; return on net assets employed; economic value added; share price performance; total stockholder return; improvement in or attainment of specified cost and expense levels; and improvement in or attainment of specified working capital levels, applied to the Company (or any Subsidiary or Division) as a whole, or any unit thereof, or as compared against a peer group of companies as determined by the Committee. Any stock award that is not intended to satisfy the requirements of “performance based compensation” under Section 162(m) of the Code may consist of the foregoing criteria or any other criteria established by the Plan Committee.

Federal Income Tax Consequences of the 2004 Stock Plan

The following discussion is designed to provide a general summary of the material federal income tax consequences, as of the date of this proxy statement, with respect to awards granted under the 2004 Stock Plan. This summary is based on the federal income tax laws that are in effect as of the date hereof, all of which are subject to change on a retroactive or prospective basis. The summary does not purport to be complete and does not discuss any tax consequences under state, local or foreign tax laws. In addition, the tax consequences to a participant may differ depending upon the participant’s individual circumstances. For example, officers and directors of the Company subject to Section 16 of the Exchange Act may be subject to special rules regarding the income tax consequences of their Incentive Awards.

As discussed below, the tax consequences to the participants may vary depending on whether the shares received upon exercise of options or shares that are awarded to the participants are vested (that is, at the time of receipt, the shares are either transferable or are not subject to a substantial risk of forfeiture) and on whether the participant makes an election under Section 83(b) of the Internal Revenue Code (“Section 83(b) Election”) with respect to the unvested shares . In order to be effective, a Section 83(b) Election generally must be filed within 30 days of the exercise of the option or 30 days of the issuance of shares awarded to a participant. Each participant is responsible for determining whether and how to make the election.

Incentive Stock Options. If a stock option under the 2004 Stock Plan is treated as an incentive stock option, the optionee generally recognizes no taxable income as a result of the grant or exercise of the option. Moreover, the Internal Revenue Service (the “Service”) has announced that, until further guidance is issued by it, an employee will not be subject to FICA or FUTA taxes upon the exercise of an incentive stock option. However, an optionee may be subject to alternative minimum tax upon the exercise of incentive stock option since an amount equal to the difference between the fair market value of the stock on the date of exercise and the exercise price is classified as an item of alternative minimum taxable income in the year of exercise.

The Company will not be allowed a deduction for federal income tax purposes in connection with the grant or exercise of an incentive stock option, regardless of the applicability of the alternative minimum tax to the optionee. The Company will be entitled to a deduction, however, to the extent that ordinary income is recognized by the optionee upon a disqualifying disposition (see below).

Upon a sale or exchange of the shares at least two years after the grant of an incentive stock option and one year after exercise of the option, gain or loss will be recognized by the optionee equal to the difference between the sale price and the exercise price. Such gain or loss will be characterized for federal income tax purposes as a long-term capital gain or loss. The Company is not entitled to any deduction under these circumstances.

If an optionee disposes of shares acquired upon exercise of an incentive stock option prior to completion of either of the above holding periods, the optionee will have made a “disqualifying disposition” of the shares. In such event, the optionee will recognize:

•

ordinary income at the time of disposition equal to the lesser of (a) sales price of the shares acquired upon the exercise of an incentive stock option less the exercise price of the option and (b) the fair market value of such shares at the date of the option exercise less the exercise price of the option.

•

  capital gain in amount equal to the sales price of the shares acquired upon the exercise of an incentive stock option over the fair market value of such shares on the date of the exercise of the incentive stock options; and

•	capital loss in an amount equal to the excess, if any, of the exercise price of the incentive stock option over the sales price of the shares acquired upon the exercise of the options.

The Service has announced that, until further guidance is issued by it, an employee will not be subject to FICA or FUTA taxes upon the disposition of shares received upon exercise of an incentive stock option and such disposition will not be subject to federal income tax withholding. The Company generally will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee on a disqualifying disposition, subject to the requirement of reasonableness, Section 162(m) of the Code, and the satisfaction of a tax reporting obligation. If the shares received upon exercise of an incentive stock option are not fully vested at the time of exercise, the federal income tax consequences discussed above, including alternative minimum tax consequences, may vary depending on whether the participant files a Section 83(b) Election. Participants should consult their tax advisors, prior to exercising options, with regard to such issues.

Non-Qualified Stock Options. An optionee generally recognizes no taxable income as the result of the grant of a non-qualified stock option, assuming that the option does not have a readily ascertainable fair market value at the time it is granted (which is usually the case with plans of this type). If shares that are received upon exercise of a non-qualified stock option are vested (i.e., transferable or not subject to a substantial risk of forfeiture), or if the optionee makes a Section 83(b) Election with respect to unvested shares acquired upon exercise of a nonqualified stock option, an optionee generally will recognize ordinary income for federal tax purposes equal to the excess, if any, of the then fair market value of the shares over the exercise price. If shares that are received upon the exercise of a nonqualified stock option are not vested and the optionee does not make Section 83(b) Election, the optionee will have ordinary income as those shares vest in an amount equal the excess of the fair market value of the stock on the date it vests over the exercise price of the option. The ordinary income recognized by an employee will be subject to applicable tax withholding, including applicable income taxes, FICA and FUTA.

The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the exercising optionee, subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation.

Upon a sale of shares acquired pursuant to the exercise of a non-qualified stock option, any difference between the sale price and the fair market value of the shares on the date of exercise will be treated as capital gain or loss (long or short-term, depending on the length of time the stock was held).

Stock Bonus/Restricted Stock Award.

If stock granted to a participant under the 2004 Stock Plan is vested (i.e., transferable or not subject to a substantial risk of forfeiture) or the participant makes a Section 83(b) Election with respect to unvested shares, the participant is required to recognize ordinary income at the time of the grant of the stock equal to the excess of (i) the fair market value of the shares on the date the shares are granted to the participant over (ii) the purchase price (if any) paid for the shares. A participant who makes a Section 83(b) election with respect to unvested shares of stock granted to the participant will not recognize any additional income when the restrictions on those shares subsequently lapses.

If stock granted to a participant under the 2004 Stock Plan is unvested (i.e., not transferable and subject to a substantial risk of forfeiture) and the participant does not make a Section 83(b) Election with respect to unvested shares, the participant will recognize ordinary income as of each date on which he or she becomes vested in stock received under the 2004 Stock Plan in the amount of the fair market value of the stock as of the time of vesting less the amount (if any) paid for the stock.

Participating individuals making this Section 83(b) Election who are employees will be subject to withholding with respect to the taxable income they recognize at the time the stock is awarded to them, and must make a payment to the Company of the aggregate income tax and employment tax withholding amount concurrent with the Section 83(b) Election.

The ordinary income recognized by an employee as a result of a stock grant will be subject to applicable tax withholding, including applicable income taxes, FICA and FUTA.

The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participating individual, subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation.

Participating individuals will recognize gain upon the disposition of their stock equal to the excess of (a) the amount realized on such disposition over (b) price (if any) paid for such stock and the ordinary income recognized with respect to their stock under the principles set forth above. That gain will be taxable as long or short-term capital gain, depending on the holding period of the stock. If a participating individual forfeits unvested stock with respect to which a Section 83(b) Election has been made, he or she will generally recognize a capital gain or loss equal to the difference between the amount, if any, paid by the employee for the stock and the amount, if any, received as a result of the forfeiture, but no loss or deduction is allowed with respect to the amount previously included in income as a result of the Section 83(b) election.

SARs. Recipients of SARs generally should not recognize income until such rights are exercised (assuming there is no ceiling on the value of the right). Upon exercise, the participating individual will normally recognize ordinary compensation income for federal income tax purposes equal to the amount of cash and the fair market value of stock, if any, received upon such exercise. Participating individuals who are employees will be subject to applicable tax withholding (including income taxes, FICA, and FUTA) with respect to income recognized upon exercise of an SAR.

The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participating individual, subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation.

Phantom Stock. Recipients of phantom stock will recognize ordinary income in the taxable year in which cash is transferred to the individual. Participating individuals who are employees will be subject to applicable tax withholding (including income taxes, FICA, and FUTA) with respect to such income. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participating individual, subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation.

Additional Information Regarding New Plan Benefits

Awards under the 2004 Stock Plan are based upon the Company’s performance. Accordingly, future awards under the 2004 Stock Plan are not determinable at this time. Reference is made to the tables captioned “Summary Compensation Table,” “Option Grants in Last Fiscal Year” and “Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values” at pages 12 through 14 of this proxy statement for detailed information on stock incentive awards and exercises of such awards by certain executive officers under the 1999 Stock Option Plan during the three most recent fiscal years.

Market Price of the Common Stock

As of June 10, 2004, the fair market value of the Common Stock was $7.58 per share, based on the closing price of the Common Stock as reported by NASDAQ.

ANNUAL REPORT

The Annual Report to Stockholders for the fiscal year ended February 28, 2004 is being sent to all stockholders with this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of any Proxy.

STOCKHOLDER PROPOSALS

The Bylaws of the Company provide that at any meeting of the stockholders only such business shall be conducted as shall have been brought before the meeting by or at the discretion of the Board of Directors or by any stockholder of the Company who gives written notice (in the form required by the Bylaws) of such business to the Corporate Secretary of the Company not less than 60 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting. The Bylaws also provide that only such nominations for the election of directors may be considered as are made by the Board of Directors, or by any stockholder entitled to vote in the election of directors who provides written notice (in the form required by the Bylaws) of such stockholder’s intent to make such nomination to the Corporate Secretary of the Company not later than 60 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting.

Stockholders who intend to submit proposals for inclusion in the Proxy Statement relating to the fiscal year ending February 28, 2005 must do so by sending the proposal and supporting statements, if any, to the Company no later than February 22, 2005. Such proposals should be sent to the attention of the Corporate Secretary, California Amplifier, Inc., 1401 North Rice Avenue, Oxnard, California 93030.

OTHER MATTERS

Except for the matters described herein, management does not intend to present any matter for action at the Annual Meeting and knows of no matter to be presented at such meeting that is a proper subject for action by the stockholders. However, if any other matters should properly come before the Annual

Meeting, it is intended that votes will be cast pursuant to the authority granted by the enclosed Proxy in accordance with the best judgment of the person or person(s) acting under the Proxy.

By Order of the Board of Directors,

Richard K. Vitelle
Corporate Secretary

Ventura County, California
June 22, 2004

   EXHIBIT A

CALIFORNIA AMPLIFIER, INC.
GOVERNANCE AND NOMINATING COMMITTEE CHARTER
May 28, 2003

1.	Members

The Board of Directors shall appoint a Governance and Nominating Committee of at least two members, consisting entirely of independent directors, and shall designate one member as chairperson. For purposes hereof, an “independent director” is a director who meets the NASDAQ definition of “independent director,” as determined by the Board of Directors. Each Committee member shall be subject to reconfirmation annually and may be removed by the Board of Directors in its discretion.

2.	Purposes, Duties, and Responsibilities

The purpose of the Governance and Nominating Committee shall be to identify individuals qualified to become Board members, recommend to the Board director candidates for election at the annual meeting of stockholders and perform a leadership role in shaping the Company’s corporate governance. The duties and responsibilities of the Governance and Nominating Committee shall be to:

a.

Develop criteria for identifying and evaluating candidates for the Board. These criteria include, among other things, an individual’s business experience and skills, independence, judgment, integrity, and ability to commit sufficient time and attention to the activities of the Board, as well as the absence of any potential conflicts with the Company’s interests. The Governance and Nominating Committee considers these criteria in the context of an assessment of the perceived needs of the Board as a whole and seeks to achieve a diversity of occupational and personal backgrounds on the Board.

b.	Identify, review the qualifications of, and recruit candidates for the Board.

c.	Oversee a periodic evaluation of the Board, including an assessment of the contributions and independence of each of the incumbent directors.

d.	Establish a procedure for the consideration of Board candidates recommended by the Company's stockholders.

e.	Recommend to the Board candidates for election or reelection to the Board at each annual stockholders' meeting.

f.	Recommend to the Board candidates to be elected by the Board as necessary to fill vacancies and newly created directorships.

g.	Make recommendations to the Board concerning the structure, composition and functioning of the Board and its committees.

h.	Recommend to the Board candidates for appointment to Board committees.

i.	Establish a code of conduct for directors, officers and employees which focuses attention throughout the company on the obligation of ethical conduct. Such a

A-1

code of conduct shall include enforcement mechanisms to deal fairly and promptly with questionable behavior and shall be publicly available.

j.	Annually evaluate the performance of the Governance and Nominating Committee and the adequacy of the Committee's charter.

k.	Perform such other duties and responsibilities as are consistent with the purpose of the Governance and Nominating Committee and as the Board or the Committee deems appropriate.

3.	Outside Advisors

The Governance and Nominating Committee shall have the authority to retain such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions.

4.	Meetings

The Governance and Nominating Committee shall meet as often as may be deemed necessary or appropriate, in its judgment, either in person or telephonically, and at such times and places as the Committee determines. The majority of the members of the Governance and Nominating Committee constitutes a quorum. The Governance and Nominating Committee shall report regularly to the full Board with respect to its meetings.

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   EXHIBIT B

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CALIFORNIA AMPLIFIER, INC.
a Delaware Corporation

     Richard K. Vitelle, Secretary of California Amplifier, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) does hereby certify as follows:

     1.      The name of the Corporation is California Amplifier, Inc.

     2.      The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 8, 1987. Such certificate was amended pursuant to an Amendment to Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on September 19, 1996.

     3.      That the Certificate of Incorporation of the Corporation, as so amended, is hereby amended and restated in its entirety to that the same shall read as follows

ARTICLE I

A. The name of the corporation is

CalAmp Corp.

B. The name and mailing address of the incorporator is as follows:

Name	Address

Fred M. Sturm	1401 North Rice Avenue Oxnard, California 93030

C. The corporation shall have a perpetual existence.

ARTICLE II

     The address of the registered office of the Corporation in the State of Delaware is 15 North Street, Dover, Delaware 19901 in the County of Kent. The name of its registered agent at that address is Parasec Incorporated.

ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “GCL”).

ARTICLE IV

The Corporation is authorized to issue two classes of capital stock, designated Common Stock and Preferred Stock. The amount of total authorized capital stock of the Corporation is 43,000,000 shares, divided into 40,000,000 shares of Common Stock, par value $0.01 per share, and 3,000,000 shares of Preferred Stock, par value $0.01 per share.

     The Preferred Stock may be issued in one or more series. The Board of Directors is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative powers, preferences and rights and qualifications, limitations or restrictions of all shares of such series. The authority of the Board of Directors with respect to each series shall include, without limiting the generality of the foregoing, the determination of any or all of the following:

(a) The number of shares constituting that series and the distinctive designation of that series;

(b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

(d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate upon the happening of certain specified events;

(e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment on shares of that series; and

(h) Such other designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as it may deem advisable;

all as shall be determined from time to time by the Board of Directors and shall be stated in a resolution or resolutions providing for the issuance of such Preferred Stock (a “Preferred Stock Designation”).

     The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the capital stock of the Corporation entitled to vote, with all such holders voting as a single class.

ARTICLE V

A. Each holder of Common Stock of the Corporation entitled to vote shall have one vote for each share thereof held.

B. Except as may be provided by the Board of Directors in a Preferred Stock Designation or by law, the holders of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote or consent.

C. The Corporation shall be entitled to treat the person in whose name any shares of its capital stock is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

D. No vote at any meeting of stockholders need be by written ballot unless the Board of Directors, in its discretion, or the officer of the Corporation presiding at the meeting, in his discretion, specifically directs the use of a written ballot.

E. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board of Directors, the President or the holders of 10% or more of the combined voting power of all classes of the Corporation’s capital stock.

ARTICLE VI

A. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of no fewer than four and no more than seven directors. The exact number of directors of the Corporation shall be fixed from time to time, within the limits specified, solely by resolution of the Board. At each annual meeting of shareholders the directors shall be elected to hold office until the next annual meeting. Each director shall hold office after the annual meeting at which his term is scheduled to end until his successor shall be elected and shall qualify, subject to prior death, resignation, disqualification, or removal from office. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same term as the remaining term of his predecessor. In no case may a decrease in the number of directors shorten the term of any incumbent director. Any newly-created directorship resulting from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy on the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

     Notwithstanding anything to the contrary, the holders of a majority of the shares then entitled to vote at an election of directors may remove any director with or without cause.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the

     Preferred Stock Designation applicable thereto, and such directors so elected shall be in addition to the number of directors provided by this Certificate of Incorporation.

B. The directors shall have the power to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE VII

A. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or of California Amplifier, Inc., a California corporation (“CalAmp-California”), or is or was serving at the request of the Corporation or CalAmp-California as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the GCL against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that except as provided in Paragraph B of this Article VI, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) which is initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article VII shall be a contract right and shall include the right to have paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that, if the GCL so requires, the payment of such expense incurred by a director of officer in his or her capacity as a director or officer in advance of the final disposition of a proceeding, shall be made upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director of officer is not entitled to be indemnified under this Article VII or otherwise. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

B. RIGHT OF CLAIMANT TO BRING SUIT. If a claim under Paragraph A of this Article VII is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the Claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the Claimant shall also be entitled to have paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the Claimant has not met the standards of conduct which make it permissible under the GCL for the Corporation to indemnify the Claimant for the amount claimed, but the burden of providing such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel or the stockholders) to have made a determination prior to the commencement of such action that indemnification of the Claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel or the stockholders) that the Claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Claimant has not met the applicable standard of conduct.

C. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the GCL.

ARTICLE VIII

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that this Article VIII shall not eliminate or limit a director’s liability (i) for any breach of such director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which such director derived an improper personal benefit.

     Any repeal or modification of this Article VIII shall not increase the personal liability of any director of the Corporation for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right to protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE IX

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

ARTICLE X

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provisions contained in applicable law) outside the State of Delaware at such place as may be designated from time to time by the Board of Directors or the Bylaws of the Corporation.

     IN WITNESS WHEREOF, the undersigned, being the incorporated named herein, has executed this Amended and Restated Certificate of Incorporation this _____ day of ___________, 2004.

CalAmp Corp.

By:
Richard K. Vitelle Secretary

EXHIBIT C

CALIFORNIA AMPLIFIER, INC.

2004 INCENTIVE STOCK PLAN

1.     PURPOSE OF THE PLAN

      The purpose of the California Amplifier, Inc. 2004 Stock Incentive Plan (the “Plan”) is to provide a flexible framework that will permit the Board of Directors to develop and implement a variety of stock-based programs based on changing needs of California Amplifier, Inc. (together with its subsidiaries, the “Company”), its competitive market, and regulatory climate. The Board of Directors and senior management of the Company believe it is in the best interest of the Company’s stockholders for officers, employees, and members of the Board of Directors of the Company to own stock in the Company and that such ownership will enhance the Company’s ability to attract highly qualified personnel, to strengthen its retention capabilities, to enhance the long-term performance of the Company and its subsidiaries, to vest in Participants a proprietary interest in the success of the Company and its subsidiaries, and to provide certain “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code.

      Upon its Effective Date, as defined herein, the Plan replaces the Company’s 1999 Stock Option Plan. Beginning on such date, the 1999 Stock Option Plan becomes frozen and stock options can no longer be granted thereunder.

2.      DEFINITIONS

      As used in the Plan, the following definitions apply to the terms indicated below:

      (a)  “Award Agreement” shall mean the written agreement between the Company and a Participant or other document approved by the Committee evidencing an Incentive Award.

      (b)  “Board of Directors” shall mean the Board of Directors of the Company.

      (c) “Cause” means the occurrence or existence of any of the following with respect to a Participant, as determined by the Committee: (i) unsatisfactory performance of duties or responsibilities, provided that the Company has given the participant written notice specifying the unsatisfactory performance of his or her duties and responsibilities and afforded the participant reasonable opportunity for cure, all as determined by the Committee; (ii) a material breach by the participant of any of his or her material obligations under any employment agreement between the participant and the Company of which the Company has given participant written notice; (iii) willful failure to follow any lawful directive of the Company consistent with the participant’s position and duties, after written notice and reasonable opportunity to cure, all as determined by the Committee; (iv) a material breach by the participant of his or her duty not to engage in any transaction that represents, directly or indirectly, self-dealing with the Company (or any Subsidiary) that has not been approved by a majority of the disinterested directors of the Board or of the terms of his or her employment; (v) commission of any willful or intentional act by the participant that reasonably could be expected to injure materially the property, reputation, business or business relationships of the Company or its customers; (vi) the conviction or the plea of nolo contendere or the equivalent in respect of a felony involving moral turpitude; or (vii) the abuse of any controlled substance or the abuse of alcohol or any other non-controlled substance which the Committee reasonably determines renders the participant unfit to serve in his or her capacity as an officer or employee of the Company (or any Subsidiary).

      (d)  “Change of Control” shall mean the consummation of the first to occur of (i) the sale, lease or other transfer of all or substantially all of the assets of the Company to any person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended); (ii)

the adoption by the stockholders of the Company of a plan relating to the liquidation or dissolution of the Company; (iii) the merger or consolidation of the Company with or into another entity or the merger of another entity into the Company or any Subsidiary thereof with the effect that immediately after such transaction the stockholders of the Company immediately prior to such transaction (or their Related parties) hold less than 50% of the total voting power of all securities generally entitled to vote in the election of directors, managers or trustees of the entity surviving such merger of consolidation; or (iv) the acquisition by any person or group of more than 50% of the voting power of all securities of the Company generally entitled to vote in the election of directors of the Company.

      (e)  “Code” shall mean the Internal Revenue Code of 1986, as amended.

      (f)  “Committee” shall mean the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan; provided, that the Committee shall at all times consist of two or more persons, each of whom shall be a member of the Board of Directors. To the extent required for transactions under the Plan to qualify for the exemptions available under Rule 16b-3 (as defined herein), members of the Committee (or any subcommittee thereof) shall be “non-employee directors” within the meaning of Rule 16b-3. To the extent required for compensation realized from Incentive Awards (as defined herein) under the Plan to be deductible by the Company pursuant to Section 162(m) of the Code, members of the Committee (or any subcommittee thereof) shall be “outside directors” within the meaning of such section.

      (g)  “Company Stock” shall mean the common stock, par value $.01 per share, of the Company.

      (h)  “Disability” shall mean: (1) any physical or mental condition that would qualify a Participant for a disability benefit under the long-term disability plan maintained by the Company and applicable to him or her or (2) when used in connection with the exercise of an Incentive Stock Option (as defined herein) following termination of employment, disability within the meaning of Section 422(e)(3) of the Code.

      (i)  “Division” shall mean a portion of the Company’s overall business that is organized and managed as a separate operating unit or business segment of the Company.

      (j)  “Effective Date” shall mean July 30, 2004.

      (k)  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

      (l)  The “Fair Market Value” of a share of Company Stock with respect to any day shall be the closing price of Company Stock on the immediately preceding business day as reported on the Nasdaq National Market or on such other securities exchange or reporting system as may be designated by the Committee. In the event that the price of a share of Company Stock shall not be so reported, the Fair Market Value of a share of Company Stock shall be determined by the Committee in its absolute discretion.

      (m)  “Incentive Award” shall mean an Option, SAR, share of Restricted Stock, share of Phantom Stock or Stock Bonus (each as defined herein) granted pursuant to the terms of the Plan.

      (n)  “Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of Section 422 of the Code.

      (o)  “Issue Date” shall mean the date established by the Committee on which Certificates representing shares of Restricted Stock shall be issued by the Company pursuant to the terms of Section 9(e).

      (p)  “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

      (q)  “Option” shall mean an option to purchase shares of Company Stock granted pursuant to Section 7.

      (r)  “Participant” shall mean an employee, member of the Board of Directors, or consultant of the Company to whom an Incentive Award is granted pursuant to the Plan and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.

      (s)  “Performance Goal” shall mean vesting targets which may be established by the Committee from time to time and documented in writing in connection with an Incentive Award. Such Performance Goals include targets expressed in terms of: revenue; earnings before interest, taxes, depreciation and amortization (EBITDA); operating income; pre-or after-tax income; earnings per share, net cash flow; net cash flow per share; net income; return on sales; return on equity; return on total capital; return on assets; return on net assets employed; economic value added; share price performance; total shareholder return; improvement in or attainment of specified cost and expense levels; and improvement in or attainment of specified working capital levels, applied to the Company (or any Subsidiary or Division) as a whole, or any unit thereof, or as compared against a peer group of companies as determined by the Committee.

      (t)  A share of “Phantom Stock” shall mean the right, granted pursuant to Section 10, to receive in cash the Fair Market Value of a share of Company Stock.

      (u)  A share of “Restricted Stock” shall mean a share of Company Stock which is granted pursuant to the terms of Section 9 hereof and which is subject to the restrictions set forth in Section 9(c).

      (v)  “Retirement” means termination of employment from the Company or, in the case of a member of the Board of Directors, termination of service to the Company, by a Participant whose: (i) age plus years of service with the Company equal at least 65; and (ii) years of service with the Company equal at least five (5).

      (w)  “Rule 16b-3” shall mean the rule thus designated as promulgated under the Exchange Act.

      (x) “SAR” shall mean a stock appreciation right granted pursuant to Section 8.

      (y)  “Stock Bonus” shall mean a bonus payable in shares of Company Stock granted pursuant to Section 11.

      (z)  “Subsidiary” shall mean any corporation or other entity in which, at the time of reference, the Company owns, directly or indirectly, stock or similar interests comprising more than 50 percent of the combined voting power of all outstanding securities of such entity.

      (aa)  “Units” shall mean the aggregate number of Options, SARS, shares of Restricted Stock, shares of Phantom Stock and Stock Bonuses awarded to an individual Participant in an annual period, except that each share of Restricted Stock, Phantom Stock or Bonus Stock awarded shall count as one and two-tenths (1.2) Units.

      (bb)  “Vesting Date” shall mean the date established by the Committee on which a share of Restricted Stock or Phantom Stock may vest.

3.     STOCK SUBJECT TO THE PLAN

      (a)  Shares Available for Awards

      Subject to adjustment as provided in Section 3(c), the total number of shares of Company Stock with respect to which Incentive Awards may be granted shall not exceed 3,200,000 shares. Such shares may be authorized but unissued Company Stock or authorized and issued Company

Stock held in the Company’s treasury or acquired by the Company for the purposes of the Plan. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.

      The grant of an SAR that by its terms is to be settled in cash shall not reduce the number of shares of Company Stock with respect to which Incentive Awards may be granted pursuant to the Plan. Any Company Stock issued in connection with an award of Restricted Stock, Phantom Stock, or Bonus Stock shall be counted against the 3,200,000 share limit described in the preceding paragraph as one and two-tenths (1.2) shares of Common Stock for every one share of Common Stock issued in connection with such award.

      (b)  Individual Limitation

      Subject to adjustment as provided in Section 3(c) hereof, the total number of Incentive Awards awarded to any one employee during any fiscal year of the Company, shall not exceed 300,000 Units. Determinations under the preceding sentence shall be made in a manner that is consistent with Section 162(m) of the Code and regulations promulgated thereunder. The provisions of this Section 3(b) shall not apply in any circumstance with respect to which the Committee determines that compliance with Section 162(m) of the Code is not necessary.

      (c)  Adjustment for Change in Capitalization

      If there is any change in the outstanding shares of Company Stock by reason of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares, or by reason of any merger, consolidation, spinoff or other corporate reorganization in which the Company is the surviving corporation, the number of shares available for issuance both in the aggregate and with respect to each outstanding Incentive Award, the price per share under each outstanding Incentive Award, and the limitation set forth in Section 3(b), shall be proportionately adjusted by the Committee, whose determination shall be final and binding. After any adjustment made pursuant to this Section 3(c), the number of shares subject to each outstanding Incentive Award shall be rounded to the nearest whole number.

      (d)  Re-use of Shares

      The following shares of Company Stock shall again become available for Incentive Awards: any shares subject to an Incentive Award that remain unissued upon the cancellation or termination of such Award for any reason whatsoever; any shares of Restricted Stock forfeited; and, if allowed by the Committee as a form of payment of the Option exercise price or the required tax withholding thereon, any shares delivered by a Participant to the Company and any shares withheld and retained by the Company.

      (e)  No Repricing

      Absent prior stockholder approval, neither the Committee nor the Board of Directors shall have any authority, with or without the consent of the affected holders of Incentive Awards, to “reprice” an Incentive Award after the date of its initial grant with a lower exercise price in substitution for the original exercise price. This paragraph may not be amended, altered or repealed by the Board of Directors or the Committee without approval of the stockholders of the Company.

4.     ADMINISTRATION OF THE PLAN

      The Plan shall be administered by the Committee. The Committee shall from time to time designate the employees of the Company who shall be granted Incentive Awards.

      The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Incentive Award issued under it and to adopt such rules and regulations for administering the Plan as it may deem necessary or appropriate. The Committee shall determine whether an authorized leave of absence shall constitute termination of employment. Decisions of the Committee shall be final and binding on all parties. The Committee’s determinations under the Plan may, but need not, be uniform and may be made on a Participant-by-Participant basis (whether or not two or more Participants are similarly situated). Notwithstanding anything to the contrary contained herein, the Board of Directors may, in its sole discretion, at any time and from time to time, resolve to administer the Plan, in which case the term “Committee” as used herein shall be deemed to mean the Board of Directors.

      The Committee may, in its absolute discretion, without amendment to the Plan, (i) accelerate the date on which any Option or SAR granted under the Plan becomes exercisable, (ii) waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such Option or SAR and (iii) accelerate the Vesting Date or Issue Date, or waive any condition imposed hereunder, with respect to any share of Restricted Stock or Phantom Stock or otherwise adjust any of the terms applicable to such share.

      No member of the Committee shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.     ELIGIBILITY

      The persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be such officers and salaried employees of the Company and its Subsidiaries (including employees who are also directors and prospective salaried employees conditioned on their becoming salaried employees), non-employee members of the Board of Directors, and such consultants to the Company and its Subsidiaries as the Committee shall select in its discretion.

6.     AWARDS UNDER THE PLAN; AWARD AGREEMENTS

      The Committee may grant Options, SARS, shares of Restricted Stock, shares of Phantom Stock and Stock Bonuses, in such amounts and with such terms and conditions as the Committee shall determine, subject to the provisions of the Plan.

      Each Incentive Award granted under the Plan (except an unconditional Stock Bonus) shall be evidenced by an Award Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable. By accepting an Incentive Award, a Participant thereby agrees that the Incentive Award shall be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

7.     OPTIONS

      (a)  Identification of Options

      Each Option shall be clearly identified in the applicable Award Agreement as either a Non-Qualified Stock Option or an Incentive Stock Option. In the absence of such identification, an Option shall be deemed to be a Non-Qualified Stock Option.

      (b)  Exercise Price

      Each Award Agreement with respect to an Option shall set forth the amount (the “exercise price”) payable by the holder to the Company upon exercise of the Option. The exercise price per share shall be determined by the Committee but shall in no event be less than the Fair Market Value of a share of Company Stock on the date the Option is granted, except as permitted in connection with the issuance of Options in a transaction to which Section 424(a) of the Code applies, or to the extent any compensation payable in respect of an Option is intended to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code.

      (c)  Term and Exercise of Options

             (1) Unless the applicable Award Agreement provides otherwise, an Option shall become cumulatively exercisable as to 25% of the shares covered thereby on each of the first, second, third and fourth anniversaries of the date of grant. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any Option, that the Participant or the Company achieves such Performance Goals as the Committee may specify. The Committee shall determine the expiration date of each Option; provided, however, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan, and further provided that no Option shall be exercisable more than ten (10) years after the date of grant.

           (2) An Option may be exercised for all or any portion of the shares as to which it is exercisable; provided, that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000 unless such partial exercise represents the entire unexercised portion of the Option or the entire portion of the Option that is then exercisable. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

           (3) An Option shall be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary (or the Secretary’s designee), no less than one business day in advance of the effective date of the proposed exercise. Such notice shall be accompanied by the applicable Award Agreement, shall specify the number of shares of Company Stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant or other person then having the right to exercise the Option. Such notice may be withdrawn at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise. Payment for shares of Company Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means:

                  (i) in cash, by certified check, bank cashier's check or wire transfer;

                  (ii) through a broker-assisted transaction whereby a broker selected and engaged by the Participant sells shares of Company Stock in an open market transaction and remits to the Company from the sales proceeds on behalf of the Participant the Option exercise price and the required tax withholding amounts;

                  (iii) subject to the approval of the Committee, and at the direction of the Participant, through shares retained by the Company in an amount whose aggregate Fair Market Value is equal on the date of exercise to the exercise price, thereby surrendering as payment the portion of the Option that covers the retained shares;

                  (iv) subject to the approval of the Committee, in shares of Company Stock owned by the Participant and valued at their Fair Market Value on the effective date of such exercise; or

                  (v) subject to the approval of the Committee, by such other provision as the Committee may from time to time authorize.

            (4) Notwithstanding the foregoing, in the case of an Incentive Stock Option exercised pursuant to (3)(iii) above, the number of shares deemed to be used to satisfy the exercise price will not be treated as having been purchased through the exercise of an Incentive Stock Option.

            (5) No shares of Company Stock will be issued until full payment has been made. Any payment in shares of Company Stock shall be effected by the delivery of such shares to the Secretary (or the Secretary’s designee) of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary (or the Secretary’s designee) of the Company shall require. Certificates for shares of Company Stock purchased upon the exercise of an Option shall be issued in the name of the Participant or other person entitled to receive such shares, and delivered to the Participant or such other person as soon as practicable following the effective date on which the Option is exercised.

      (d)  No Reload Rights

      Options granted under this Plan shall not contain any provision entitling the optionee to the automatic grant of additional options in connection with any exercise of the original option.

      (e) No Loans

      The Company may not make loans to individual Participants for the purpose of financing the exercise of an Option.

      (f)  Limitations on Incentive Stock Options

           (1) To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company (or any “subsidiary corporation” of the Company within the meaning of Section 424 of the Code) shall exceed $100,000, or such higher value as may be permitted under Section 422 of the Code, such Options shall be treated as Non-Qualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

           (2) No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any “subsidiary corporation” of the Company within the meaning of Section 424 of the Code), unless (i) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

      (g)  Effect of Termination of Employment

            (1) Unless the applicable Award Agreement provides or the Committee shall determine otherwise, in the event that the employment or service of a Participant with the Company shall terminate for any reason other than Cause, Disability, Retirement or death: (i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is 90 days after such termination, on which date they shall expire; and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The 90-day period described in this Section 7(g)(1) shall be extended to one year in the event of the Participant’s death during such 90-day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

            (2) Unless the applicable Award Agreement provides or the Committee shall determine otherwise, in the event that the employment or service of a Participant with the Company shall terminate on account of the Disability or death of the Participant: (i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one year after such termination, on which date they shall expire; and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

            (3) Unless the applicable Award Agreement provides or the Committee shall determine otherwise, in the event that the employment or service of a Participant with the Company shall terminate on account of the Retirement of the Participant: (i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable for a period of two years from the date of termination, on which date they shall expire; and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

            (4) Unless the applicable Award Agreement provides or the Committee shall determine otherwise, if a Participant’s employment by or service with the Company (or any Subsidiary) is terminated for Cause, any unexercised Stock Option granted to such participant shall be cancelled on the date of such termination, whether or not exercisable on such date. See also Section 19, Cancellation and Rescission of Incentive Awards.

      (h)  Acceleration of Exercise Date Upon Change in Control

      In the event of a Change in Control, the Committee as constituted immediately before such Change in Control may, in its sole discretion, take action to make each Option granted under the Plan and outstanding at such time fully and immediately exercisable upon such Change in Control, and if so accelerated each Option shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan. In addition, in the event of a potential Change in Control, the Committee may in its discretion cancel any outstanding Options and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Options based upon the price per share of Common Stock to be received by other shareholders of the Company in the Change in Control less the exercise price of each Option.

8.     SARS

      (a)  Exercise Price

      The exercise price per share of an SAR shall be determined by the Committee at the time of grant, but shall in no event be less than the Fair Market Value of a share of Company Stock on the date of grant.

      (b)  Benefit Upon Exercise

      At the time of granting an SAR, the Committee, in its sole and absolute discretion, shall specify whether the benefit payable upon exercise of the SAR will be paid in shares of Company Stock or in cash, and such form of payment will be made a part of the applicable Award Agreement. The exercise of an SAR with respect to any number of shares of Company Stock shall entitle the Participant to a payment, for each such share, equal to the excess of (i) the Fair Market Value of a share of Company Stock on the exercise date over (ii) the exercise price of the SAR. Payment will be made in shares of Company Stock, valued at their Fair Market Value on the date of exercise, or in cash, as specified in the applicable Award Agreement. Payments shall be made as soon as practicable following exercise of the SAR.

      (c)  Term and Exercise of SARS

            (1) Unless the applicable Award Agreement provides otherwise, an SAR shall become cumulatively exercisable as to 25 percent of the shares covered thereby on each of the first, second, third and fourth anniversaries of the date of grant. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any SAR, that the Participant or the Company achieves such Performance Goals as the Committee may specify. The Committee shall determine the expiration date of each SAR. Unless the applicable Award Agreement provides otherwise, no SAR shall be exercisable prior to the first anniversary of the date of grant.

            (2) An SAR may be exercised for all or any portion of the shares as to which it is exercisable; provided, that no partial exercise of an SAR shall be for an aggregate exercise price of less than $1,000. The partial exercise of an SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof.

           (3) An SAR shall be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary (or the Secretary’s designee), no less than one business day in advance of the effective date of the proposed exercise. Such notice shall be accompanied by the applicable Award Agreement, shall specify the number of shares of Company Stock with respect to which the SAR is being exercised, and the effective date of the proposed exercise, and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise.

      (d)  Effect of Termination of Employment

      The provisions set forth in Section 7(g) with respect to the exercise of Options following termination of employment shall apply as well to such exercise of SARS.

      (e)  Acceleration of Exercise Date Upon Change in Control

      In the event of a Change in Control, the Committee as constituted immediately before such Change in Control may, in its sole discretion, take action to make each SAR granted under the Plan and outstanding at such time fully and immediately exercisable upon such Change in Control, and if so accelerated each SAR shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan.

9.     RESTRICTED STOCK

      (a)  Issue Date and Vesting Date

      At the time of the grant of shares of Restricted Stock, the Committee shall establish an Issue Date or Issue Dates and a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Issue Date and/or Vesting Date for each class. If the grantee is employed by the Company on an Issue Date (which may be the date of grant), the specified number of shares of Restricted Stock shall be issued in accordance with the provisions of Section 9(e). Provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section 9(b) are satisfied, and except as provided in Section 9(g), upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 9(c) shall cease to apply to such share.

      (b)  Conditions to Vesting

      At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of shares of Restricted Stock, that the Participant or the Company achieves such Performance Goals as the Committee may specify. The Committee may, in its discretion, also make grants of Restricted Stock which vest over a period of time of at least one year.

      (c)  Restrictions on Transfer Prior to Vesting

      Prior to the vesting of a share of Restricted Stock, no transfer of a Participant’s rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise,

shall be permitted. Immediately upon any attempt to transfer such rights, such share, and all of the rights related thereto, shall be forfeited by the Participant.

      (d)  Dividends on Restricted Stock

      The Committee in its discretion may require that any dividends paid on shares of Restricted Stock shall be held in escrow until all restrictions on such shares have lapsed.

      (e)  Issuance of Certificates

            (1) Reasonably promptly after the Issue Date with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom such shares were granted, evidencing such shares; provided, that the Company shall not cause such a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:

      The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the California Amplifier, Inc. 2004 Stock Incentive Plan and related Award Agreement, and such rules, regulations and interpretations as the California Amplifier, Inc. Compensation Committee may adopt. Copies of the Plan, Award Agreement and, if any, rules, regulations and interpretations are on file in the office of the Secretary of California Amplifier, Inc., 1401 North Rice Avenue, Oxnard, California 93030.

Such legend shall not be removed until such shares vest pursuant to the terms hereof.

            (2) Each certificate issued pursuant to this Section 9(e), together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be held in escrow by the Company until (i) the restrictions have lapsed and (ii) the income tax and employment tax withholding amounts have been satisfied, as provided for in Section 16 hereof.

      (f)  Consequences of Vesting

      Upon the vesting of a share of Restricted Stock pursuant to the terms of the Plan and the applicable Award Agreement, the restrictions of Section 9(c) shall cease to apply to such share. Reasonably promptly after a share of Restricted Stock vests, the Company shall cause to be delivered to the Participant to whom such shares were granted, a certificate evidencing such share, free of the legend set forth in Section 9(e). Notwithstanding the foregoing, such share still may be subject to restrictions on transfer as a result of applicable securities laws.

      (g)  Effect of Termination of Employment

            (1) Unless the applicable Award Agreement or the Committee provides otherwise, during the 90 days following termination of a Participant’s employment for any reason other than Cause, the Company shall have the right to require the return of any shares to which restrictions on transferability apply, in exchange for which the Company shall repay to the Participant (or the Participant’s estate) any amount paid by the Participant for such shares. In the event that the Company requires such a return of shares, it also shall have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held or otherwise.

            (2) In the event of the termination of a Participant’s employment for Cause, all shares of Restricted Stock granted to such Participant which have not vested as of the date of such termination shall immediately be returned to the Company, together with any dividends paid on such shares, in return for which the Company shall repay to the Participant any amount paid for such shares. See also Section 19, Cancellation and Rescission of Incentive Awards.

      (h)  Effect of Change in Control

      In the event of a Change in Control, the Committee as constituted immediately before such Change in Control may, in its sole discretion, take action to immediately vest upon such Change in Control all outstanding shares of Restricted Stock which have not theretofore vested.

10.     PHANTOM STOCK

      (a)  Vesting Date

      At the time of the grant of shares of Phantom Stock, the Committee shall establish a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a share of Phantom Stock imposed pursuant to Section 10(c) are satisfied, and except as provided in Section 10(d), upon the occurrence of the Vesting Date with respect to a share of Phantom Stock, such share shall vest.

      (b)  Benefit Upon Vesting

      Upon the vesting of a share of Phantom Stock, the Participant shall be entitled to receive in cash, within 30 days of the date on which such share vests, an amount equal to the sum of (i) the Fair Market Value of a share of Company Stock on the date on which such share of Phantom Stock vests and (ii) the aggregate amount of cash dividends paid with respect to a share of Company Stock during the period commencing on the date on which the share of Phantom Stock was granted and terminating on the date on which such share vests.

      (c)  Conditions to Vesting

      At the time of the grant of shares of Phantom Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of shares of Phantom Stock, that the Participant or the Company achieves such Performance Goals as the Committee may specify. The Committee may, in its discretion, also make grants of Phantom Stock which vest over a period of time of at least one year.

      (d)  Effect of Termination of Employment

            (1) Unless the applicable Award Agreement or the Committee provides otherwise, shares of Phantom Stock that have not vested, together with any dividends credited on such shares, shall be forfeited upon the Participant’s termination of employment for any reason other than Cause.

            (2) In the event of the termination of a Participant’s employment for Cause, all shares of Phantom Stock granted to such Participant which have not vested as of the date of such termination shall immediately be forfeited, together with any dividends credited on such shares. See also Section 19, Cancellation and Rescission of Incentive Awards.

      (e)  Effect of Change in Control

     In the event of a Change in Control, the Committee as constituted immediately before such Change in Control may, in its sole discretion, take action to immediately vest upon such Change in Control all outstanding shares of Phantom Stock which have not theretofore vested.

11.    STOCK BONUSES

      In the event that the Committee grants a Stock Bonus, a certificate for the shares of Company Stock comprising such Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable.

12.     NON-EMPLOYEE DIRECTOR AWARDS

      Each year, on the first business day following the date of the annual meeting of the stockholders of the Company at which directors of the Company are elected (and, in the case that a person becomes a Non-Employee Director other than at an annual meeting, on such date that the person first becomes a Non-Employee Director), each Non-Employee Director shall receive Incentive Awards in an amount not to exceed 10,000 Units. The specific amount of Incentive Award Units to be granted to each Non-Employee Director on such dates will be as determined by the Board of Directors from time to time, subject to this limitation of 10,000 Units on each such date.

      If, on any date upon which Incentive Awards are to be granted pursuant to this Section 12, the number of shares of Company Stock remaining available for issuance under the Plan is less than the total number of shares of Company Stock that otherwise would be covered by such Incentive Awards, in the aggregate, then Incentive Awards for a pro rata amount of the remaining shares of Company Stock available for issuance (rounded to the nearest whole share) shall be awarded to each Non-Employee Director on such date. Options granted pursuant to this Section 12 shall become exercisable one (1) year from the date of grant or over such longer period as the Board of Directors may from time to time establish.

13.     RIGHTS AS A STOCKHOLDER

      No person shall have any rights as a stockholder with respect to any shares of Company Stock covered by or relating to any Incentive Award until the date of issuance of a stock certificate with respect to such shares.

      Except as otherwise expressly provided in Section 3(c), no adjustment to any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

14.     NO SPECIAL EMPLOYMENT RIGHTS; NO RIGHT TO INCENTIVE AWARD

      Nothing contained in the Plan or any Award Agreement shall confer upon any Participant any right with respect to the continuation of employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant.

      No person shall have any claim or right to receive an Incentive Award hereunder. The Committee’s granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant any other Incentive Award to such Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other person.

15.     SECURITIES MATTERS

      (a)  The Company shall be under no obligation to affect the registration pursuant to the Securities Act of 1933 of any interests in the Plan or any shares of Company Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of the Nasdaq National Market and any other securities exchange on which shares of Company Stock are traded. Certificates evidencing shares of Company Stock issued pursuant to the terms hereof, may bear such legends, as the Committee or the Company, in its sole discretion, deems necessary or desirable to insure compliance with applicable securities laws.

      (b)  The transfer of any shares of Company Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of the Nasdaq National Market and any other securities exchange on which shares of Company Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Company stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Company shall inform the Participant in writing of the Committee’s decision to defer the effectiveness of a transfer. During the period of such a deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

16.     WITHHOLDING TAXES

      Whenever cash is to be paid pursuant to an Incentive Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto.

      Whenever shares of Company Stock are to be delivered pursuant to an Incentive Award, the amount of any federal, state and local tax withholding requirements must be satisfied by the Participant prior to the issuance of shares by the Company (or, in the case of Restricted Stock, before the release of such shares from escrow). The Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Committee, which it shall have sole discretion to grant, a Participant may satisfy the foregoing requirement by (i) electing to have the Company withhold and retain from delivery shares of Company Stock having a value equal to the amount of the tax withholding requirement, or (ii) delivering to the Company already vested and owned shares of Common Stock having a value equal to the amount of the tax withholding requirement. Such shares shall be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined (the “Tax Date”). Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Incentive Award. To the extent required for such a withholding of stock to qualify for the exemption available under Rule 16b-3, such an election by a grantee whose transactions in Company Stock are subject to Section 16(b) of the Exchange Act shall be: (i) subject to the approval of the Committee in its sole discretion; (ii) irrevocable; (iii) made no sooner than six months after the grant of the award with respect to which the election is made; and (iv) made at least six months prior to the Tax Date unless such withholding election is in connection with exercise of an Option and both the election and the exercise occur prior to the Tax Date in a “window period” of twenty business days beginning on the third day following release of the Company’s quarterly or annual summary statement of sales and earnings.

17.     NOTIFICATION OF ELECTION UNDER SECTION 83(b) OF THE CODE

      If any Participant shall, in connection with the award of Restricted Stock under the Plan, make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of award the amounts specified in Section 83(b)), such Participant shall notify the Company of such election at the time of entering into the Award Agreement pertaining to the Restricted Stock award, and shall concurrently make a payment to the Company of the aggregate income tax and employment tax withholding amount, such payment to be made in cash, by certified check, bank cashier’s check or wire transfer.

18.     NOTIFICATION UPON DISQUALIFYING DISPOSITION

      Each Award Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of shares of Company Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) within ten days of such disposition.

19.     CANCELLATION AND RESCISSION OF INCENTIVE AWARDS

       Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred Incentive Awards at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement, or if the Participant engages in any “Detrimental Activity.” For purposes of this Section 19, “Detrimental Activity” shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without prior written authorization from the Company, of any confidential information or material, as defined in the Company’s Agreement Regarding Confidential Information and Intellectual Property, relating to the business of the Company, acquired by the Participant either during or after employment with the Company; (iii) the failure or refusal to disclose promptly and to assign to the Company, pursuant to the Company’s “Confidentiality, Company Property, and Non-Solicitation Agreement” (formerly known as the Company’s “Confidential Invention Agreement”), all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company or the failure or refusal to do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries; (iv) activity that results in termination of the Participant’s employment for Cause; (v) a violation of any rules, policies, procedures or guidelines of the Company, including but not limited to the Company’s Code of Business Conduct and Ethics policy; (vi) any attempt directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company; (vii) the Participant being convicted of, or entering a guilty plea with respect to, a crime, whether or not connected with the Company; or (viii) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company.

20.     AMENDMENT OR TERMINATION OF THE PLAN

      The Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required if and to the extent required by Rule 16b-3 or by any comparable or successor exemption under which the Board of Directors believes it is appropriate for the Plan to qualify, or if and to the extent the Board of Directors determines that such approval is appropriate for purposes of satisfying Section 162(m) or Section 422 of the Code. Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority pursuant to Section 4, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant’s rights under any outstanding Incentive Award.

21.     NO OBLIGATION TO EXERCISE

      The grant to a Participant of an Option or SAR shall impose no obligation upon such Participant to exercise such Option or SAR.

22.     TRANSFERS UPON DEATH; NONASSIGNABILITY

      Upon the death of a Participant outstanding Incentive Awards granted to such Participant may be exercised only by the executor or administrator of the Participant’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Incentive Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Incentive Award.

      During a Participant’s lifetime, the Committee may permit the transfer, assignment or other encumbrance of an outstanding Option or outstanding shares of Restricted Stock unless (i) such Option is an Incentive Stock Option and the Committee and the Participant intend that it shall retain such status or (ii) the award is meant to qualify for the exemptions available under Rule 16b-3 and the Committee and the Participant intend that it shall continue to so qualify.

23.     EXPENSES AND RECEIPTS

      The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Incentive Award will be used for general corporate purposes.

24.     FAILURE TO COMPLY

      In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant (or beneficiary) to comply with any of the terms and conditions of the Plan or the applicable Award Agreement, unless such failure is remedied by such Participant (or beneficiary) within ten days after notice of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its sole discretion, may determine.

24.     EFFECTIVE DATE AND TERM OF PLAN

      The Plan shall be effective as of the Effective Date. Unless earlier terminated by the Board of Directors, the right to grant Incentive Awards under the Plan will terminate on the tenth anniversary of the Effective Date. Incentive Awards outstanding at Plan termination will remain in effect according to their terms and the provisions of the Plan.

26.     APPLICABLE LAW

      Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws thereunder.

*CALIFORNIA AMPLIFIER, INC.*
*1401 N. RICE AVENUE*
*OXNARD, CA 93030*

**VOTE BY INTERNET - www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to California Amplifier, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

CALIA1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**CALIFORNIA AMPLIFIER, INC.**

**Vote On Directors**

1. Election of Directors

**NOMINEES:**
01) Richard Gold
02) Arthur Hausman
03) A.J. "Bert" Moyer
04) James Ousley
05) Frank Perna, Jr.
06) Thomas Ringer
07) Fred Sturm

| For All | Withhold All | For All Except |
|---|---|---|
| O | O | O |

To withhold authority to vote for any individual nominee, mark "For All Except" and write the nominee's number on the line below.

______________________

**Vote On Proposals**

| | | For | Against | Abstain |
|---|---|---|---|---|
| 2. | Approval of an amendment to California Amplifier's certificate of incorporation to increase the Company's authorized common stock from 30,000,000 shares to 40,000,000 shares | O | O | O |
| 3. | Approval of an amendment to California Amplifier's certificate of incorporation to change the Company's name to CalAmp Corp. | O | O | O |
| 4. | Approval of the California Amplifier 2004 Stock Incentive Plan | O | O | O |
| 5. | In their discretion, the Proxies are authorized to vote upon such other business as may properly come before such meeting and any and all postponements or adjournments thereof. | O | O | O |

NOTE: Please sign exactly as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership's name by an authorized person.

| | Yes | No |
|---|---|---|
| Please indicate if you plan to attend this meeting | O | O |

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

CALIFORNIA AMPLIFIER, INC.
1401 N. Rice Avenue
Oxnard, California 93030

**PROXY FOR 2004 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 30, 2004**

The undersigned stockholder of California Amplifier, Inc. (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement for the 2004 Annual Meeting of Stockholders, and hereby appoints Richard Gold and Fred Sturm, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated on the reverse side, all the shares of Common Stock of the Company held of record by the undersigned on June 10, 2004 at the Annual Meeting of Stockholders to be held on July 30, 2004 and at any postponements or adjournments thereof.

**PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED; HOWEVER, IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES FOR DIRECTOR LISTED AND IN THE DISCRETION OF THE PROXIES ON MATTERS DESCRIBED IN ITEM 5 ON THE REVERSE SIDE. ALSO, IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE COUNTED AS A VOTE AGAINST PROPOSALS 2, 3 AND 4 AT THE ANNUAL MEETING.**

**(CONTINUED ON REVERSE SIDE)**